                                                                    EXHIBIT 4.03

                    HOLLINGER INTERNATIONAL PUBLISHING INC.

                   9-1/4% Senior Subordinated Notes due 2007

                         Unconditionally Guaranteed by

                          HOLLINGER INTERNATIONAL INC.

                        --------------------------------


                                   INDENTURE

                           Dated as of March 18, 1997

                        -------------------------------


                              FLEET NATIONAL BANK,

                                    Trustee

                               TABLE OF CONTENTS

                                                                            Page

PARTIES.......................................................................1
RECITALS......................................................................1

                                   ARTICLE I

            Definitions and Other Provisions of General Application
            -------------------------------------------------------

SECTION 1.01.       Definitions............................................................................2
SECTION 1.02.       Other Definitions.....................................................................40
SECTION 1.03.       Compliance Certificates and Opinions..................................................40
SECTION 1.04.       Form of Documents Delivered to Trustee................................................41
SECTION 1.05.       Acts of Holders.......................................................................42
SECTION 1.06.       Notices, etc., to Trustee and Publishing..............................................43
SECTION 1.07.       Notice to Holders; Waiver.............................................................43
SECTION 1.08.       Conflict with Trust Indenture Act.....................................................44
SECTION 1.09.       Effect of Headings and Table of Contents..............................................44
SECTION 1.10.       Successors and Assigns................................................................44
SECTION 1.11.       Separability Clause...................................................................44
SECTION 1.12.       Benefits of Indenture.................................................................45
SECTION 1.13.       Governing Law.........................................................................45
SECTION 1.14.       Legal Holidays........................................................................45
SECTION 1.15.       Schedules.............................................................................45
SECTION 1.16.       Counterparts..........................................................................45


                                   ARTICLE II

                                 Security Forms
                                 --------------

SECTION 2.01.       Forms Generally.......................................................................45
SECTION 2.02.       Forms of Securities...................................................................46
SECTION 2.03.       Form of Trustee's Certificate of Authentication.......................................47
SECTION 2.04.       Form of Guarantee of Hollinger International..........................................47
SECTION 2.05.       Securities Issuable in the Form of a Global Security..................................48

                                  ARTICLE III

                                 The Securities
                                 --------------

                                                                                                    PAGE
                                                                                                    ----
SECTION 3.01.        General Title; General Limitations; Issuable in Series;
                        Terms of Particular Series...................................................50
SECTION 3.02.        Denominations...................................................................53
SECTION 3.03.        Execution, Authentication, Delivery and Dating..................................53
SECTION 3.04.        Temporary Securities............................................................55
SECTION 3.05.        Registration, Registration of Transfer and Exchange.............................56
SECTION 3.06.        Mutilated, Destroyed, Lost and Stolen Securities................................57
SECTION 3.07.        Payment of Interest; Interest Rights Preserved..................................58
SECTION 3.08         Persons Deemed Owners...........................................................60
SECTION 3.09.        Cancellation....................................................................60
SECTION 3.10.        Computation of Interest.........................................................61
SECTION 3.11.        Delayed Issuance of Securities..................................................61


                                   ARTICLE IV

                       Defeasance and Covenant Defeasance
                       ----------------------------------

SECTION 4.01.        Publishing's Option to Effect Defeasance or Covenant
                        Defeasance...................................................................62
SECTION 4.02.        Defeasance and Discharge........................................................62
SECTION 4.03.        Covenant Defeasance.............................................................63
SECTION 4.04.        Conditions to Defeasance or Covenant Defeasance.................................63
SECTION 4.05.        Deposited Money and U.S. Government Obligations to be
                        Held in Trust; Other Miscellaneous Provisions................................66
SECTION 4.06.        Reinstatement...................................................................67


                                   ARTICLE V

                                    Remedies
                                    --------

SECTION 5.01.        Events of Default...............................................................67

                                                                                                  PAGE
                                                                                                  ----
SECTION 5.02.        Acceleration of Maturity; Rescission and Annulment..............................70
SECTION 5.03.        Collection of Indebtedness and Suits for Enforcement
                        by Trustee...................................................................71
SECTION 5.04.        Trustee May File Proofs of Claim................................................72
SECTION 5.05.        Trustee May Enforce Claims Without Possession of Securities.....................73
SECTION 5.06.        Application of Money Collected..................................................74
SECTION 5.07.        Limitation on Suits.............................................................74
SECTION 5.08.        Unconditional Right of Holders to Receive Principal,
                        Premium and Interest.........................................................75
SECTION 5.09.        Restoration of Rights and Remedies..............................................75
SECTION 5.10.        Rights and Remedies Cumulative..................................................76
SECTION 5.11.        Delay or Omission Not Waiver....................................................76
SECTION 5.12.        Control by Holders..............................................................76
SECTION 5.13.        Waiver of Past Defaults.........................................................76
SECTION 5.14.        Undertaking for Costs...........................................................77
SECTION 5.15.        Waiver of Stay, Extension or Usury Laws.........................................77
SECTION 5.16.        Remedies Subject to Applicable Law..............................................78


                                   ARTICLE VI

                                  The Trustee
                                  -----------

SECTION 6.01.        Duties of Trustee...............................................................78
SECTION 6.02.        Notice of Defaults..............................................................80
SECTION 6.03.        Certain Rights of Trustee.......................................................80
SECTION 6.04.        Trustee Not Responsible for Recitals, Dispositions of Securities
                        or Application of Proceeds Thereof...........................................82
SECTION 6.05.        Trustee and Agents May Hold Securities; Collections; etc........................82
SECTION 6.06.        Money Held in Trust.............................................................82
SECTION 6.07.        Compensation and Indemnification of Trustee and Its Prior
                        Claim........................................................................82
SECTION 6.08.        Conflicting Interests...........................................................83
SECTION 6.09.        Corporate Trustee Required; Eligibility.........................................84
SECTION 6.10.        Resignation and Removal; Appointment of Successor Trustee.......................84
SECTION 6.11.        Acceptance of Appointment by Successor..........................................86
SECTION 6.12.        Merger, Conversion, Consolidation or Succession to Business.....................87

                                                                                                   PAGE
                                                                                                   ----
SECTION 6.13.        Preferential Collection of Claims Against Publishing............................88


                                  ARTICLE VII

              Holders' Lists and Reports by Trustee and Publishing
              ----------------------------------------------------

SECTION 7.01.        Publishing to Furnish Trustee Names and Addresses of
                        Holders......................................................................88
SECTION 7.02.        Disclosure of Names and Addresses of Holders....................................89
SECTION 7.03.        Reports by Trustee..............................................................89
SECTION 7.04.        Reports by Publishing...........................................................89


                                  ARTICLE VIII

                     Consolidation, Merger, Sale of Assets
                     -------------------------------------

SECTION 8.01.        Publishing May Merge, Consolidate, etc., Only on Certain
                        Terms........................................................................90
SECTION 8.02.        Successor Substituted...........................................................93


                                   ARTICLE IX

                            Supplemental Indentures
                            -----------------------

SECTION 9.01.        Supplemental Indentures and Agreements Without Consent
                        of Holders...................................................................94
SECTION 9.02.        Supplemental Indentures and Agreements with Consent of
                        Holders......................................................................95
SECTION 9.03.        Execution of Supplemental Indentures and Agreements.............................97
SECTION 9.04.        Effect of Supplemental Indentures...............................................98
SECTION 9.05.        Conformity with Trust Indenture Act.............................................98
SECTION 9.06.        Reference in Securities to Supplemental Indentures..............................98
SECTION 9.07.        Record Date.....................................................................98
SECTION 9.08.        Effect on Senior Indebtedness...................................................99

                                                                      PAGE
                                                                      ----
                                   ARTICLE X

                                   Covenants
                                   ---------

SECTION 10.01.       Payment of Principal, Premium and Interest......................................99
SECTION 10.02.       Maintenance of Office or Agency.................................................99
SECTION 10.03.       Money for Security Payments to be Held in Trust................................100
SECTION 10.04.       Corporate Existence............................................................101
SECTION 10.05.       Payment of Taxes and Other Claims..............................................102
SECTION 10.06.       Maintenance of Properties......................................................102
SECTION 10.07.       Insurance......................................................................102
SECTION 10.08.       Limitation on Indebtedness.....................................................103
SECTION 10.09.       Limitation on Restricted Payments..............................................104
SECTION 10.10.       Limitation on Transactions with Affiliates.....................................110
SECTION 10.11.       Limitation on Other Subordinated Indebtedness..................................111
SECTION 10.12.       Limitation on Liens............................................................112
SECTION 10.13.       Limitation on Issuances of Guarantees of Indebtedness..........................113
SECTION 10.14.       Limitation on Sale of Assets...................................................114
SECTION 10.15.       Purchase of Securities Upon a Change of Control................................120
SECTION 10.16.       Limitation on Issuance and Sale of Capital Stock of
                        Restricted Subsidiaries.....................................................124
SECTION 10.17.       Limitation on Dividends and Other Payment Restrictions
                        Affecting Restricted Subsidiaries...........................................126
SECTION 10.18.       Provision of Financial Statements..............................................127
SECTION 10.19.       Statement by Officers as to Default............................................127
SECTION 10.20.       Waiver of Certain Covenants....................................................128
SECTION 10.21.       Limitation on the Designation of Additional
                        Restricted or Unrestricted Subsidiaries.....................................128

                                   ARTICLE XI

                            Redemption of Securities
                            ------------------------

SECTION 11.01.       Right of Redemption............................................................129
SECTION 11.02.       Applicability of Article.......................................................129

                                                                      PAGE
                                                                      ----

SECTION 11.03.       Election to Redeem; Notice to Trustee..........................................129
SECTION 11.04.       Selection by Trustee of Securities to be Redeemed..............................129
SECTION 11.05.       Notice of Redemption...........................................................130
SECTION 11.06.       Deposit of Redemption Price....................................................131
SECTION 11.07.       Securities Payable on Redemption Date..........................................131
SECTION 11.08.       Securities Redeemed or Purchased in Part.......................................132


                                  ARTICLE XII

                          Subordination of Securities
                          ---------------------------

SECTION 12.01.       Securities Subordinate to Senior Indebtedness..................................132
SECTION 12.02.       Payment of Proceeds Upon Dissolution, etc......................................133
SECTION 12.03.       Suspension of Payment When Senior Indebtedness in Default......................135
SECTION 12.04.       Payment Permitted if No Default................................................136
SECTION 12.05.       Subrogation to Rights of Holders of Senior Indebtedness........................137
SECTION 12.06.       Provisions Solely to Define Relative Rights....................................137
SECTION 12.07.       Trustee to Effectuate Subordination............................................138
SECTION 12.08.       No Waiver of Subordination Provisions..........................................138
SECTION 12.09.       Notice to Trustee..............................................................139
SECTION 12.10.       Reliance on Judicial Order or Certificate of Liquidating Agent.................140
SECTION 12.11.       Rights of Trustee as a Holder of Senior Indebtedness;
                        Preservation of Trustee's Rights............................................140
SECTION 12.12.       Article Applicable to Paying Agents............................................141
SECTION 12.13.       No Suspension of Remedies......................................................141
SECTION 12.14        Trustee's Relation to Senior Indebtedness......................................141

                                  ARTICLE XIII

                           Satisfaction and Discharge
                           --------------------------

SECTION 13.01        Satisfaction and Discharge of Indenture........................................142
SECTION 13.02.       Application of Trust Money.....................................................143

                                                                      PAGE
                                                                      ----
                                  ARTICLE XIV

                                   Guarantee
                                   ---------

SECTION 14.01.       Hollinger International Guarantee..............................................143
SECTION 14.02.       Continuing Guarantee; No Right of Set-Off; Independent
                        Obligation..................................................................143
SECTION 14.03.       Guarantee Absolute.............................................................145
SECTION 14.04.       Right to Demand Full Performance...............................................147
SECTION 14.05.       Waivers........................................................................148
SECTION 14.06.       Hollinger International Remains Obligated in Event Publishing
                        is No Longer Obligated to Discharge Indenture Obligations...................148
SECTION 14.07.       Waiver of Rights...............................................................149
SECTION 14.08.       Guarantee Is in Addition to Other Security.....................................149
SECTION 14.09.       Release of Security Interests..................................................149
SECTION 14.10.       No Bar to Further Actions......................................................150
SECTION 14.11.       Failure to Exercise Rights Shall Not Operate as a Waiver; No
                        Suspension of Remedies......................................................150
SECTION 14.12.       Trustee's Duties; Notice to Trustee............................................150
SECTION 14.13.       Successors and Assigns.........................................................151
SECTION 14.14.       Release of Guarantee...........................................................151
SECTION 14.15.       Execution of Guarantee.........................................................152
SECTION 14.16.       Guarantee Subordinate to Senior Guarantor Indebtedness.........................152
SECTION 14.17.       Payment Over of Proceeds Upon Dissolution of Hollinger
                        International, etc..........................................................153
SECTION 14.18.       Default on Senior Guarantor Indebtedness.......................................154
SECTION 14.19.       Payment Permitted by Hollinger International if No Default.....................155
SECTION 14.20.       Subrogation to Rights of Holders of Senior Guarantor
                        Indebtedness................................................................155
SECTION 14.21.       Provisions Solely to Define Relative Rights....................................156
SECTION 14.22.       Trustee to Effectuate Subordination............................................156
SECTION 14.23.       No Waiver of Subordination Provisions..........................................157
SECTION 14.24.       Notice to Trustee by Hollinger International...................................158
SECTION 14.25.       Reliance on Judicial Order or Certificate of Liquidating Agent.................159
SECTION 14.26.       Rights of Trustee as a Holder of Senior Guarantor Indebtedness;
                        Preservation of Trustee's Rights............................................159

                                                                      PAGE
                                                                      ----

SECTION 14.27.       Article Applicable to Paying Agents............................................159
SECTION 14.28.       No Suspension of Remedies......................................................160
SECTION 14.29.       Trustee's Relation to Senior Guarantor Indebtedness............................160

SIGNATURES AND SEALS................................................................................161

ACKNOWLEDGEMENTS

SCHEDULE I           Permitted Indebtedness

                             CROSS-REFERENCE TABLE

TIA SECTION                                            INDENTURE SECTION
-----------                                            -----------------

310   (a)(1)................................................................        6.09
      (a)(2)................................................................        6.09
      (a)(5)................................................................        6.11; 6.12
      (b)...................................................................        6.08; 6.10
311   (a)...................................................................        6.13
      (b)...................................................................        6.13
312   (a)...................................................................        7.01
      (c)...................................................................        7.02
313   (a)...................................................................        7.03
      (c)...................................................................        7.03
314   (a)(1)................................................................        7.04(a)
      (a)(2)................................................................        7.04(b)
      (a)(3)................................................................        7.04(c)
      (a)(4)................................................................        10.19
      (c)(1)................................................................        1.03
      (c)(2)................................................................        1.03
      (e)...................................................................        1.03
315   (a)...................................................................        6.01(b)
      (b)...................................................................        6.02
      (c)...................................................................        6.01(a)
      (d)...................................................................        6.01(c)
      (e)...................................................................        5.14
316   (a) (last sentence)...................................................        1.01 ("Outstanding")
      (a)(1)(A).............................................................        5.12
      (a)(1)(B).............................................................        5.13
      (b)...................................................................        5.08
      (c)...................................................................        9.07
317   (a)(1)................................................................        5.03
      (a)(2)................................................................        5.04
      (b)...................................................................        10.03
318   (a)...................................................................        1.08

----------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                    SENIOR SUBORDINATED INDENTURE, dated as of
                           March 18, 1997, among HOLLINGER INTERNATIONAL PUBLISHING INC., a Delaware corporation (as more fully defined below, "Publishing"), HOLLINGER INTERNATIONAL INC., a Delaware corporation (as more fully defined below, "Hollinger International") and FLEET NATIONAL BANK, as trustee (the "Trustee").

                             RECITALS OF PUBLISHING

     Publishing has duly authorized the execution and delivery of this Indenture to provide for the issuance of its senior subordinated debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more series pursuant to Article III hereof or a supplemental indenture (each a "Series" and collectively the "Securities").

     Hollinger International has duly authorized the issuance of a guarantee (the "Guarantee") of the Securities, of substantially the tenor as hereinafter set forth, and to provide therefor, Hollinger International has duly authorized the execution and delivery of this Indenture in its capacity as Guarantor hereunder.

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act; and

     All acts and things necessary have been done to make (i) the Securities, when executed by Publishing and authenticated and delivered hereunder and duly issued by Publishing, the valid obligations of Publishing and (ii) this Indenture a valid agreement of Publishing and Hollinger International in accordance with the terms of this Indenture.

     NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

            Definitions and Other Provisions of General Application

     SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

     The following terms shall have the meanings set forth in this Section:

                  "Acceleration Right" means a right, which at the time is immediately exercisable (without further notice or lapse of time), by the holders or a trustee to cause the acceleration of the maturity of Indebtedness of Publishing or a Restricted Subsidiary having an aggregate principal amount outstanding of at least $5,000,000; provided that this definition shall exclude the rights of the holders of the existing preference shares of DTH and FDTH to require that Restricted Subsidiaries or Affiliates purchase those shares pursuant to the terms of the governing instruments or existing agreements relating to such preference shares existing on January 1, 1997.

                  "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness will be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

                  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such Person's equity ownership or Voting Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means the administrative agent under the New Bank Credit Facility, and its successors and assigns in such capacity.

                  "Amortization Expense" of any Person means, for any period, amounts recognized during such period as (i) amortization of goodwill or (ii) amortization of any other intangible assets with an original life of ten years or more, in each case in accordance with GAAP and to the extent reflected in the Consolidated Net Income of Publishing and the Restricted Subsidiaries; provided, however, that in determining the aggregate cumulative Amortization Expense of Publishing and its Restricted Subsidiaries for purposes of Section
10.09 following the date on which both of The Telegraph and Southam are Restricted Subsidiaries, the Amortization Expense of Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries shall be determined in accordance with the actual percentage of Publishing's common equity in such Restricted Subsidiary on the date of the transaction necessitating the determination (thus, for example, in the case of a Restricted Subsidiary in which Publishing owns a 51% common equity interest on the date of the Restricted Payment, 51% of such Restricted Subsidiary's Amortization Expense would be included in the calculation of the aggregate cumulative Amortization Expense of Publishing and the Restricted Subsidiaries).

                  "AP-91" means American Publishing (1991) Inc., a wholly owned, indirect Subsidiary.

                  "AP-91 Senior Notes" means the $150 million in senior secured notes issued by AP-91 which are held by 19 insurance companies.

                  "Argsub" means a wholly owned subsidiary of Argus.

                  "Argsub Preferred" means Preferred Stock of any Argsub issued to and held by DTH or FDTH.

                  "Argus" means Argus Corporation Limited, a Canadian corporation, so long as such corporation is controlled by Hon. Conrad M. Black or his heirs, executors and legal representatives and his Affiliates.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction but not the grant of a pledge or security interest) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of Publishing or any of its Restricted Subsidiaries; or (iii) any other properties or assets (other than cash) of Publishing or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions of Article VIII, (B) from any Restricted Subsidiary to Publishing in accordance with the terms of this Indenture, (C) having a market value of less than $1,000,000 (it being understood that if the market value of the properties or assets being transferred exceeds $1,000,000, the entire value and not just the portion in excess of $1,000,000 shall be deemed to have been the subject of an Asset Sale), (D) which are obsolete (in the case of equipment) to Publishing's and its Restricted Subsidiaries' businesses,
(E) to any Wholly Owned Restricted Subsidiary (or, provided that both The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary),
(F) from any Wholly Owned Restricted Subsidiary to any other Wholly Owned Restricted Subsidiary (or, provided that both The Telegraph and Southam are Restricted Subsidiaries, from a Restricted Subsidiary to a Restricted Subsidiary), (G) consisting of any transfer of HTH common shares to Hollinger Inc. pursuant to the provisions of the HTH/FDTH Share Exchange Agreement, (H) by Southam, provided that (i) Southam is a Restricted Subsidiary; (ii) Southam is a Public Entity at the time of such sale of assets and (iii) the proceeds of such sale of assets are not paid as a dividend or distribution of Southam's equity capital; provided, however, that any issuance by Southam of its Capital Stock shall be subject to the requirements of Section 10.16(b)(i), and (I) any issuance of Mirror Preferred so long as the conditions set forth in the definition of Mirror Preferred are satisfied.

                  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Board of Directors" means the board of directors of Publishing or any duly authorized committee of such board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Publishing to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, or the city in which the principal corporate trust office of the Trustee is located (initially Hartford, Connecticut), are authorized or obligated by law or executive order to close.

                  "Business Opportunities Agreement" means the Business Opportunities Agreement dated as of February 7, 1996, between Hollinger Inc. and Hollinger International and any amendment, modification, or supplement thereto or restatement thereof and any similar agreements entered into after the date of the original issuance of the Securities in accordance with the terms of this Indenture.

                  "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity 180 days or less issued by a corporation that is not an Affiliate of Publishing organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; and (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "Change of Control" means the occurrence of any of the following:

                  (a) there is a report filed on Schedule 13D, 14D-1 or 14D-1F (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for purposes of this definition, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing), other than any person consisting solely of Conrad M. Black (or his heirs, executors or legal representatives) and his Affiliates, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of Voting Stock representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc., Hollinger International or Publishing then outstanding; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) any securities if such beneficial ownership (A) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable law, and (B) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

                  (b) there is a report filed or required to be filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term "offeror" is defined in Section 89(1) of Securities Act (Ontario) for the purpose of Section 101 of such Securities Act or any successor provision of the foregoing) other than any person consisting solely of Conrad M. Black (or his heirs, executors or legal representatives) and his Affiliates, has acquired beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of Hollinger Inc. that together with such offeror's securities (as the term "offeror's securities" is defined in Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of Hollinger Inc.), would constitute Voting Stock of Hollinger Inc. representing 50% or more of the total voting power attached to all Voting Stock of Hollinger Inc. then outstanding;

                  (c) Hollinger International shall cease to own, directly or indirectly, 100% of the Voting Stock of Publishing;

                  (d) there is consummated a consolidation (involving a business combination) or merger of Publishing or Hollinger International, as the case may be, (i) in which Publishing or Hollinger International, as the case may be, is not the continuing or surviving corporation or (ii) pursuant to which any Voting Stock of Publishing or Hollinger International, as the case may be, would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) a consolidation or merger of Publishing or Hollinger International, as the case may be, in which the holders of the Voting Stock of Publishing or Hollinger International, as the case may be, immediately prior to the consolidation or merger have, directly or indirectly, 50% or more of the Voting Stock of the continuing or surviving corporation immediately after such transaction; or

                  (e) Conrad M. Black (or his heirs, executors and legal representatives) and his Affiliates cease to beneficially own and control the voting of, directly or indirectly, Voting Stock of Publishing or Hollinger International representing a greater percentage of the total voting power attached to the Voting Stock of Publishing or Hollinger International than the percentage beneficially owned and controlled, directly or indirectly, by any other single shareholder of Publishing or Hollinger International together with its Affiliates (a "Designated Transaction") and there shall occur a Rating Decline.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means any property, assets, proceeds or other items that may be pledged as security for the Securities, whether pursuant to
Section 10.12 or otherwise.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Consolidated Assets" means, with respect to Publishing, the total assets shown on the balance sheet of Publishing and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, as of Publishing's latest full fiscal quarter.

                  "Consolidated Cash Flow Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of Publishing and the Restricted Subsidiaries on a Consolidated basis outstanding as at such date to (ii) the Operating Cash Flow of Publishing and the Restricted Subsidiaries (determined on a Consolidated basis) for the most recently completed period of four consecutive fiscal quarters of Publishing; provided (a) that once both of The Telegraph and Southam are Restricted Subsidiaries, for the purpose of determining the Consolidated Cash Flow Ratio, the Indebtedness and Operating Cash Flow of Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries shall be determined in accordance with the actual percentage of Publishing's common equity interest in such Restricted Subsidiary on the date of determination of the Consolidated Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which Publishing owns a 51% common equity interest, 51% each of such Restricted Subsidiary's Indebtedness and Operating Cash Flow would be included in the calculation of Publishing's aggregate Indebtedness and Operating Cash Flow, respectively); and provided further that (i) so long as Southam is a Restricted Subsidiary and
(ii) until such time as Southam is not a Public Entity, the portion of Operating Cash Flow represented by Southam Operating Cash Flow shall not exceed thirty-three and one third percent

(33 1/3%) and, to the extent Southam Cash Flow represents greater than thirty-three and one third percent (33 1/3%) of Operating Cash Flow, such excess shall be deducted from Operating Cash Flow and (b) that, so long as any Southam shares owned by Publishing or a Restricted Subsidiary are pledged, directly or indirectly, to secure Indebtedness other than Indebtedness by Publishing or a Restricted Subsidiary, the equity interest in Southam represented by such shares shall be excluded for purposes of calculating the percentage of Southam's Indebtedness and Operating Cash Flow to be included in determining Publishing's aggregate Indebtedness and Operating Cash Flow on a Consolidated basis.

                  "Consolidated Net Income (Loss)" of Publishing and the Restricted Subsidiaries means, for any period, the Consolidated net income (or loss (and treating a loss as a negative number)) of Publishing and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by (a) excluding, without duplication, to the extent included in calculating such Consolidated Net Income (or Loss), (i) all extraordinary gains and losses, (ii) the portion of Consolidated net income (or loss) of Publishing and its Restricted Subsidiaries allocable to Investments in unconsolidated Persons (other than Unrestricted Subsidiaries) to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries, (iii) the portion of Consolidated net income (or loss) of Publishing and its Restricted Subsidiaries allocable to Publishing's Unrestricted Subsidiaries (or to payments received therefrom),
(iv) net income (or loss) of a Person combined with Publishing or any of its subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (vi) aggregate net gains and losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including without limitation sales of shares of Unrestricted Subsidiaries or unconsolidated Persons and noncash writeoffs of assets (provided that there are no continuing cash expenses related to such writeoffs)) other than in the ordinary course of business, (vii) any income, gain or loss resulting from the issuance, sale or redemption of Mirror Preferred or Argsub Preferred, (viii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided, however, that the foregoing shall not apply to the net income of AP-91 relating to the business of AP-91, as conducted as of the date of this Indenture on account of restrictions on AP-91 in agreements as in effect on the date of this Indenture, or restrictions permitted under clauses (iii) and (iv) of Section 10.17 (to the extent such clauses are applicable at the time of determination), (ix) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued at any time following the date of this Indenture, (x) any net gain from the collection of proceeds of life insurance policies, (xi) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of Publishing or one of its Restricted Subsidiaries, (xii) aggregate net gains or losses relating to foreign currency transactions or translations and (xiii) redundancy costs relating to the permanent elimination of jobs, provided that the amount of such expenses are certified by Publishing's independent accountants, and (b) subtracting, without duplication, the aggregate amount of dividends on Preferred Stock of Restricted Subsidiaries to the extent that such Preferred Stock is included as Indebtedness in the calculation of Publishing's Consolidated Cash Flow Ratio. In calculating the Operating Cash Flow of Publishing and its Restricted Subsidiaries, the Consolidated Net Income of Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries will be included only to the extent of Publishing's common equity interest in such Restricted Subsidiaries.

                  "Consolidated Net Worth" means the common and preferred stockholders' equity of Publishing and its Restricted Subsidiaries (exclusive of any redeemable capital stock), as determined on a Consolidated basis and in accordance with GAAP.

                  "Consolidated Tangible Assets" means the total assets appearing on a Consolidated balance sheet of Publishing and its Restricted Subsidiaries less, without duplication, each of the following: (i) all applicable depreciation, amortization and other valuation reserves, (ii) all other intangible assets and deferred charges, (iii) deferred income tax assets (to the extent recorded as an asset) and (iv) all investments in unconsolidated subsidiaries (including all Unrestricted Subsidiaries).

                  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP; provided, however, that the accounts of any Unrestricted Subsidiary shall not be consolidated with Publishing but instead the interest of Publishing or any Restricted Subsidiary therein will be accounted for as an investment. The term "Consolidated" shall have a correlative meaning.

                  "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 777 Main Street, Hartford, Connecticut 06115-2001.

                  "CST Real Estate" means the real estate, including land, building and fixtures, located at 401 North Wabash Avenue, Chicago, Illinois, where Publishing currently maintains its headquarters, and all improvements thereon.

                  "CST Real Estate Transaction" means the sale or other disposition (other than to an Affiliate) of all or any portion of the interest of Publishing or a Restricted Subsidiary in the CST Real Estate.

                  "Currency Agreements" means one or more of the following agreements which shall be entered into with one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the New Bank Credit Facility and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $50,000,000 and is specifically designated by Publishing in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

                  "DTH" means DT Holdings Limited, a corporation under the laws of England and its successors and assigns.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" has the meaning specified in Article V.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Extraordinary Cash Dividend" means in respect of the Southam
Interests:

                  (i) a cash dividend in respect of a particular calendar year representing the excess, if any, of (A) the aggregate of all cash dividends declared and paid on such securities during the calendar year over (B) the greatest of (x) 200% of the aggregate of all cash dividends declared and paid on such securities during the immediately preceding calendar year; (y) 300% of the average of the aggregate of all cash dividends declared and paid on such securities during the immediately preceding three calendar years; and
         (z) 100% of the aggregate consolidated net income of the issuer of such securities, before extraordinary items, for its immediately preceding fiscal year; and

                  (ii) any cash dividend declared by Southam on its common shares which the directors of Southam by resolution determine to be extraordinary, taking into account the amount of the dividend, the effect of the dividend on the market value of such securities after payment thereof, the form of payment, the financial position of Southam, economic conditions, business practices and such other factors as the directors of Southam consider to be relevant.

                  "FDTH" means First DT Holdings Limited, a corporation under the laws of England and its successors and assigns.

                  "FDTH Credit Facility" means the credit agreement dated as of May 30, 1996, among FDTH, the financial institutions party thereto and The Toronto-Dominion Bank, as issuing bank and Agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder).

                  "Foreign Subsidiary Indebtedness" means Indebtedness Incurred by a non-U.S. domiciled Subsidiary that has no material U.S. operations.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

                  "Global Security" means a Security evidencing all or part of the Securities of any Series and issued to a Depositary in accordance with
Section 3.03 hereof and bearing the legend prescribed in Section 2.05 hereof.

                  "Guarantee" means the guarantee by Hollinger International and, if the context requires, by any Restricted Subsidiary Guarantor of the Indenture Obligations.

                  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
(i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness (or to indemnify another Person for the costs thereof), (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss, provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guarantor" means any guarantor of the Securities in accordance with the terms of this Indenture, including Hollinger International.

                  "Holder" means a Person in whose name a Security is registered in the Security Register.

                  "Hollinger Eastern" means Hollinger Eastern Publishing Inc., a Canadian corporation, and its successors and assigns.

                  "Hollinger Inc. Transaction" means the transaction, in all material respects as announced publicly on January 7, 1997, by which Hollinger Inc. is to transfer, directly or indirectly, to Hollinger Eastern certain of its owned Canadian publishing interests for an aggregate consideration not to exceed $382 million, subject to working capital adjustments and currency exchange adjustments.

                  "Hollinger International" means Hollinger International Inc., a corporation incorporated under the laws of Delaware and a Guarantor of the Indenture Obligations, until a successor Person shall have become such pursuant to Article VIII of this Indenture and thereafter "Hollinger International" shall mean such successor Person.

                  "Hollinger International/Hollinger Eastern Interests" means Preferred Stock of any Person (or other Capital Stock convertible or exchangeable into Preferred Stock of such Person) which holds the voting interests of Hollinger Eastern which are owned by Hollinger International and its Subsidiaries as of the date that Hollinger Eastern is designated as a Restricted Subsidiary.

                  "Hollinger International Guarantee" means the unsecured, senior subordinated guarantee of the Securities provided by Hollinger International.

                  "HTH" means Hollinger-Telegraph Holdings Inc., a corporation continued under the laws of Alberta, and its successors and assigns.

                  "HTH/FDTH Share Exchange Agreement" means the share exchange agreement dated as of July 19, 1995, between Hollinger Inc. and FDTH, as amended, supplemented or otherwise modified from to time.

                  "Incur" means create, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (or other obligations to former owners of acquired businesses), excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements and Currency Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock and (without duplication) all Preferred Stock of Restricted Subsidiaries other then (a) Mirror Preferred, provided that such Mirror Preferred continues to qualify as such under the definition thereof, (b) the Hollinger International/Hollinger Eastern Interests, provided that Hollinger International grants a security interest, in such Hollinger International/Hollinger Eastern Interests as security for its guarantee of the Securities, which security interest, in either case, shall be subordinate to any security interest in the Hollinger International/Hollinger Eastern Interests that may be granted under the New Bank Credit Facility and (c) Preferred Stock held by Restricted Subsidiaries or Publishing, in each case valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (i) through (viii) above; provided, however, that this definition shall not apply to Indebtedness represented by Southam-Linked Debentures which are secured, directly or indirectly, by shares of Southam, which are owned directly or indirectly by Publishing. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock or Preferred Stock as if such Redeemable Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock or Preferred Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

                  "Indenture" means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular Series of Securities established as contemplated by Section 3.01.

                  "Indenture Obligations" means the obligations of Publishing under this Indenture or under the Securities to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Securities, and the performance of all other obligations to the Trustee, the Paying Agent and the holders under this Indenture and the Securities, according to the terms thereof.

                  "Independent Committee" means a committee of the board of directors of Publishing whose membership meets the requirements of the New York Stock Exchange applicable to audit committees as in effect on the date of original issuance of the Securities or a committee of the board of directors of Publishing whose membership satisfies any more restrictive requirements of independence of any securities exchange or market on which Publishing's or Hollinger International's equity securities are traded or listed.

                  "Independent Director" means a member of the board of directors of a Person that is not an officer, employee or former officer or employee of such Person or one of its Affiliates and, with respect to any transaction or series of related transactions, a member of the board of directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions (including for such purpose the interest of any other Person with respect to whom such director is also a director, officer or employee).

                  "Interest Payment Date" means the Stated Maturity of a regular installment of interest on the Securities or the Special Payment Date with respect to Defaulted Interest.

                  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into from time to time with one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements.

                  "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Marketable Security" means any common stock, debt security or other security of a Person which is (or will, upon distribution thereof, be) listed on the NYSE, the American Stock Exchange or any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or approved for quotation in the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices in the United States or for which there is a recognized market maker or trading market.

                  "Material Restricted Subsidiary" means each Restricted Subsidiary of Publishing which (i) for the most recent fiscal year of Publishing accounted for more than 5% of the Consolidated revenues of Publishing and its Restricted Subsidiaries or (ii) at the end of such fiscal year was the owner (beneficial or otherwise) of more than 5% of the Consolidated Assets of Publishing and its Restricted Subsidiaries, all as shown on Publishing's Consolidated financial statements for such fiscal year.

                  "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Purchase Date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

                  "Media Business" means the business of the broadcast of radio or television broadcasting, cable and satellite programs (including national, regional or local radio, television, cable and satellite programs).

                  "Mirror Preferred" means Preferred Stock of DTH or FDTH currently held by or hereafter issued to an Argsub (i) having terms (including, without limitation, terms with respect to liquidation, redemption and dividends) identical to those contained in Argsub Preferred issued or transferred simultaneously with such Argsub's acquisition of such DTH or FDTH Preferred Stock in equivalent amounts to DTH or FDTH, as the case may be, and
(ii) in respect of which no cash payments are or have been made by the issuer thereof, except for cash payments in respect of certain Mirror Preferred directly from FDTH to DTH at the direction of Argsub; provided that, at such time as (x) the foregoing clauses (i) and (ii) are no longer satisfied, (y) the issuer of any Argsub Preferred Incurs any Indebtedness or other liability other than tax liabilities or pursuant to such Argsub Preferred or acquires any other assets other than the Mirror Preferred, or (z) the holder of any Mirror Preferred transfers such stock other than to a Wholly Owned Restricted Subsidiary, then (1) an Event of Default will occur under the Indenture and (2) such Preferred Stock of FDTH held by Argsub will be deemed to be Redeemable Capital Stock that is Incurred on such date; and provided further, that in the event that the Mirror Preferred have not been redeemed, retracted, transferred to DTH or otherwise cancelled without the payment of cash (except for cash payments in respect of certain Mirror Preferred directly to DTH) on or before July 1, 1997, then such Preferred Stock shall be treated as Indebtedness for the purposes of Section 10.08.

                  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or cash equivalents including payments of principal and interest in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to Publishing or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire indebtedness where payment of such indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than Publishing or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by Publishing or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Publishing or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined and reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to in Section 10.09, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to Publishing or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "New Bank Credit Facility" means the credit agreement dated as of May 30, 1996, among Publishing, the financial institutions party thereto and The Toronto-Dominion Bank, as issuing bank and the Agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder).

                  "Newspaper Business" means the business of publishing and distributing (including distributing by electronic means) newspapers, magazines and other paid or free publications having national, regional, local or targeted markets, including publications having limited or no news or editorial content such as shoppers or other "total market coverage" publications and similar publications.

                  "Nonpayment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate at such time the maturity of any Designated Senior Indebtedness.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, Secretary or an Assistant Secretary, of Publishing, in form and substance reasonably satisfactory to, and delivered to, the Trustee.

                  "Operating Cash Flow" means, for any period, an amount equal to the Consolidated Net Income of Publishing and the Restricted Subsidiaries for such period, plus, to the extent deducted in calculating such Consolidated Net Income, (a) interest expense and other financing costs and expenses, (b) dividends paid on any Preferred Stock of Restricted Subsidiaries to the extent such Preferred Stock is included as Indebtedness in the calculation of Publishing's Consolidated Cash Flow Ratio, (c) depreciation and amortization and (d) all taxes, whether or not deferred, applicable to such period.

                  For purposes of calculating Operating Cash Flow for the four fiscal quarters most recently completed prior to any date on which an action is taken that requires a calculation of the Consolidated Cash Flow Ratio, (a) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed to have been a Restricted Subsidiary at all times during such period, (b) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) shall be deemed not to have been a Restricted Subsidiary at any time during such period, (c) if Publishing or any Restricted Subsidiary shall have in any manner acquired or disposed of any operating business (including without limitation acquisitions accounted for on a "pooling of interests" or "as if pooling of interests" basis) during or subsequent to such period, such calculation shall be made on a pro forma basis on the assumption that such acquisition or disposition has been completed on the first day of such period and (d) in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of Publishing's Consolidated Cash Flow Ratio shall be made on a pro forma basis on the assumption that the percentage of Publishing's common equity interest in such Restricted Subsidiary on the date of determination (it being understood, in the case of foregoing clause (c), that if such pro forma calculations shall have been made in accordance with Regulation S-X under the Exchange Act, such method of calculation (but not necessarily the adjustments) shall be presumed to be acceptable) (it being further understood that the foregoing clause (d) shall not be operative until such time as both of The Telegraph and Southam shall be Restricted Subsidiaries).

                  "Opinion of Counsel" means a written opinion of counsel, in form and substance reasonably satisfactory to the Trustee, who may be counsel for Publishing or the Trustee, and who shall be reasonably acceptable to the Trustee, including but not limited to an Opinion of Independent Counsel.

                  "Opinion of Independent Counsel" means a written opinion, in form and substance reasonably satisfactory to the Trustee, by someone who is not an employee or former employee of Publishing and who shall be reasonably acceptable to the Trustee.

                  "Original Issue Discount Security" means (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and
(ii) any other Security which is issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent (other than Publishing) in trust or set aside and segregated in trust by Publishing (if Publishing shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

                  (c) Securities, except to the extent provided in Sections
         4.02 and 4.03, with respect to which Publishing has effected defeasance or covenant defeasance as provided in Article IV; and

                  (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and Publishing proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of Publishing; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by Publishing or any other obligor upon the Securities or any Affiliate of Publishing or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not Publishing or any other obligor upon the Securities or any Affiliate of Publishing or such other obligor.

                  "Pari Passu Guarantor Indebtedness" means any Indebtedness of any Guarantor that is pari passu in right of payment with such Guarantor's Guarantee.

                  "Pari Passu Indebtedness" means any Indebtedness of Publishing that is pari passu in right of payment with the Securities.

                  "Paying Agent" means any Person authorized by Publishing to pay the principal, premium, if any, or interest on any Securities on behalf of Publishing. The Company initially authorizes the Trustee to act as Paying Agent for the Securities on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any Series of Securities issued under this Indenture.

                  "Payment Default" means any default in the payment of principal, premium, if any, interest, commitment fees, letter of credit fees, reimbursement obligations in respect of amounts owing under letters of credit or payments in respect of interest under Interest Rate Agreements, in each case, on any Designated Senior Indebtedness.

                  "Permitted Guarantor Junior Securities" means, so long as the effect of any exclusion employing this definition is not to cause the Securities to be treated in any case or proceeding or similar event described in clauses (a), (b) or (c) of the first paragraph of Section 14.17 as part of the same class of claims as the Senior Guarantor Indebtedness or any class of claims pari passu with, or senior to, the Senior Guarantor Indebtedness, for any payment or distribution, debt or equity securities of Hollinger International or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Guarantee of Hollinger International is subordinated to the payment of all Senior Guarantor Indebtedness then outstanding; provided that
(1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Guarantor Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and
(2) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

                  "Permitted Indebtedness" means the following:

                  (i) Indebtedness of Publishing or Foreign Subsidiary Indebtedness under the New Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $150 million; and once both of The Telegraph and Southam are Restricted Subsidiaries, $250 million; and, once the Hollinger Inc. Transaction closes, $475 million; provided, however, that Indebtedness under the New Bank Credit Facility may not be Incurred under this paragraph for purposes of purchasing or otherwise acquiring the Capital Stock or a substantial portion of the assets of another Person (including the minority interest in Southam but excluding acquisitions of inventory, equipment and similar assets in the ordinary course of business) unless, immediately after giving effect to such transaction on a pro forma basis, Publishing could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 10.08;

                (ii) once Southam is a Restricted Subsidiary and until such time as Southam is not a Public Entity, Indebtedness of Southam; provided that the Southam Cash Flow Ratio for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period is not greater than 4.0:1.0 (for purposes of determining the Southam Cash Flow Ratio for any period, pro forma effect shall be given to (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the Incurrence, repayment or retirement of any other Indebtedness by Southam or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was Incurred, repaid or retired at the beginning of such four-quarter period; (iii) in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and (iv) any acquisition or disposition by Southam or any of its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, as if such acquisition or disposition had been consummated on the first day of such four-quarter period); provided, however, that Southam may not Incur Indebtedness under this paragraph for purposes of purchasing or otherwise acquiring the Capital Stock or a substantial portion of the assets of another Person (including the minority interest in Southam but excluding acquisitions of inventory, equipment and similar assets in the ordinary course of business) unless, immediately after giving effect to such transaction on a pro forma basis, Publishing could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 10.08;

              (iii) guarantees by, and Liens on the property of, any Restricted Subsidiary guaranteeing or securing Indebtedness of Publishing or Foreign Subsidiary Indebtedness under the New Bank Credit Facility, and provided that both of The Telegraph and Southam are Restricted Subsidiaries, guarantees of and Liens securing the FDTH Credit Facility, which guarantees or Liens are in existence on the date of this Indenture or on the date which they become Restricted Subsidiaries or guarantees that are otherwise permitted under Section 10.13;

                (iv) Indebtedness of Publishing pursuant to the Securities issued on the date of this Indenture and Indebtedness of any Restricted Subsidiary constituting a Guarantee of the Securities;

                 (v) Indebtedness of Publishing or any Restricted Subsidiary outstanding on the date of this Indenture and listed on Schedule I hereto;

                (vi) Indebtedness (a) of Publishing owing to a Wholly Owned Restricted Subsidiary or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary, or (b) of a Wholly Owned Restricted Subsidiary owing to Publishing or another Wholly Owned Restricted Subsidiary or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary owing to another Restricted Subsidiary or Publishing; provided that any such Indebtedness is made pursuant to an intercompany note setting forth the principal amount, interest rate and payment dates, the maturity or similar terms, and, in the case of Indebtedness of Publishing owing to a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary, as the case may be, is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of Publishing's obligations under the Securities; provided further, that
         (x) any disposition, pledge or transfer of any such Indebtedness to a Person (other than (A) to Publishing or a Wholly Owned Restricted Subsidiary or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary or (B) a pledge of such Indebtedness to secure Indebtedness existing at such time under, and pursuant to the terms of, the New Bank Credit Facility or the AP-91 Senior Notes and provided that both of The Telegraph and Southam are Restricted Subsidiaries, the FDTH Credit Facility and the Southam credit facilities existing on January 1, 1997, as amended), will be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (y) any transaction pursuant to which any Wholly Owned Restricted Subsidiary (or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary), that has Indebtedness owing to Publishing or any other Wholly Owned Restricted Subsidiary (or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, any other Restricted Subsidiary), ceases to be a Wholly Owned Restricted Subsidiary or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary, will be deemed to be the Incurrence of Indebtedness by Publishing or such other Restricted Subsidiary that is not permitted by this clause (vi);

             (vii) obligations of Publishing or any Restricted Subsidiary pursuant to Interest Rate Agreements or Currency Agreements designed to protect Publishing or any Restricted Subsidiary against fluctuations in interest rates or currency exchange rates in respect of Indebtedness of Publishing or any of its Restricted Subsidiaries or changes in dividend rates in respect of preference shares of DTH, the notional amount of which (in the case of Interest Rate Agreements) and the notional or exchange amount of which (in the case of Currency Agreements) do not exceed the aggregate principal amount of such Indebtedness or of such preference shares of DTH, as the case may be;

            (viii) guarantees by Restricted Subsidiaries of Senior Indebtedness of Publishing otherwise permitted to be Incurred in accordance with the provisions of Section 10.08;

              (ix) Indebtedness of Publishing or a Restricted Subsidiary Incurred to finance a new printing plant for the Chicago Sun-Times and the liabilities directly associated therewith (collectively, the "CST Printing Plant") in an aggregate amount not in excess of the lesser of
         (x) $75,000,000 and (y) the aggregate amount needed to finance the CST Printing Plant and associated financing costs;

               (x) letter of credit reimbursement obligations Incurred by Publishing or a Restricted Subsidiary in the ordinary course of business to support workers' compensation insurance obligations to the extent that such obligations are recorded on the balance sheet of the issuer;

              (xi) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness Incurred pursuant to the ratio test set forth in paragraph (a) of Section 10.08, or described in paragraphs (i), (ii),
         (iii), (iv), (viii), (ix) and (xii) of this definition of "Permitted Indebtedness" by Publishing or by the obligor of such Permitted Indebtedness, including any successive refinancings, so long as (A) such refinancing does not increase the aggregate principal amount of Indebtedness represented thereby and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness and (B) any such refinancing Indebtedness shall not be senior in right of payment to the Indebtedness so refinanced;

              (xii) provided that both of The Telegraph and Southam are Restricted Subsidiaries, Indebtedness of Publishing or any Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed $25 million in respect of purchase money obligations, provided such Indebtedness (a) is Incurred within 180 days of the purchase of the relevant assets, (b) does not exceed the actual purchase price of such assets and (c) any related Liens do not extend to any assets other than those being purchased; and

             (xiii) provided that both of The Telegraph and Southam are Restricted Subsidiaries, Indebtedness of Publishing or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $10 million.

                  "Permitted Investment" means any of the following provided that, in the case of clauses (vii), (viii), (ix), (x) and (xi), (a) no Default or Event of Default shall have occurred and be continuing, (b) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary shall have an Acceleration Right and (c) immediately before and immediately after giving effect to such Investment, on a pro forma basis, Publishing could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described in Section 10.08 of this Indenture:

                  (i) Investments in any Wholly Owned Restricted Subsidiary (or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary) or Publishing or Investments in a Person, if as a result of such Investment (A) such Person becomes a Wholly Owned Restricted Subsidiary (or, provided both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary), or
         (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Publishing or any Wholly Owned Restricted Subsidiary (or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary);

                 (ii) Investments in the Securities;

                (iii) Indebtedness owing to a Wholly Owned Restricted Subsidiary or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted

         Subsidiary, in each case as described under clause (vi) of the definition of "Permitted Indebtedness";

                 (iv) Temporary Cash Investments;

                  (v) Investments acquired by Publishing or any Subsidiary in connection with an Asset Sale permitted under Section 10.14 to the extent such Investments are non-cash consideration as permitted under such covenant;

                 (vi) Investments in existence on the date of this Indenture;

                (vii) Investments in or in Persons owning Newspaper Business or Media Business assets (including Investments in Unrestricted Subsidiaries but excluding Investments in Affiliates that control Publishing) in an aggregate amount following the date of this Indenture not in excess of the greater of (i) $40,000,000 or (ii) 25% of the aggregate cumulative cash dividends or distributions received by Publishing and its Restricted Subsidiaries from any of Publishing's Unrestricted Subsidiaries received during the period (treated as a single accounting period) after the date of this Indenture and prior to the date of the Permitted Investment; provided, however, that for purposes of this clause (vii), cash dividends or distributions shall not include the Southam Dividend Amount or any cash dividends or distributions received by Publishing or any Wholly Owned Restricted Subsidiary in accordance with Section 10.09(b)(vi);

               (viii) provided that The Telegraph is a Restricted Subsidiary, Investments in West Ferry Printers and Trafford Park Printers to cover The Telegraph's share of operating losses associated with the printing of newspapers and to finance capital expenditures related to the printing business; provided that at the time of any such Investment, neither West Ferry Printers nor Trafford Park Printers shall be engaged in any business other than the business of printing newspapers, periodicals and similar media;

                 (ix) Investments by Southam in Newspaper Businesses and Media Businesses and Media Businesses in Canada; provided that (i) Southam is at the time a Restricted Subsidiary, (ii) Southam is at the time a Public Entity and (iii) the Investment is not made in an Affiliate of Southam (other than a Subsidiary of Southam); and provided further that, unless such Investment by Southam otherwise qualifies as a Permitted Investment under this definition (other than pursuant to this clause (ix)), such Investment will constitute a Restricted Payment under Section 10.09;

                (x) Investments by DTH or FDTH in Argsub Preferred, provided that (x) the issuer of such Argsub Preferred simultaneously makes an Investment in Mirror Preferred of DTH or FDTH, as the case may be, in an equivalent amount and (y) such Mirror Preferred continues to qualify as such under the definition thereof; and

               (xi) in addition to the Investments described in clauses (i) through (x) of this definition of "Permitted Investments," Investments in any Restricted Subsidiary, Unrestricted Subsidiary or in any joint venture or other entity in an amount not to exceed $10,000,000 in the aggregate since the date of this Indenture; provided that so long as The Telegraph is a Restricted Subsidiary, the loan of $6,000,000 from Publishing to FDTH prior to the time The Telegraph became a Restricted Subsidiary shall not count against the $10,000,000 amount provided for in this clause (xi).

                  "Permitted Junior Securities" means (so long as the effect of any exclusion employing this definition is not to cause the Securities to be treated in any case or proceeding or similar event described in clauses (a),
(b) or (c) of the first paragraph of Section 12.02 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness, for any payment or distribution) debt or equity securities of Publishing or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Securities are subordinated to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (2) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

                  "Permitted Real Estate Sale" means any Asset Sale not involving an Affiliate of Publishing consisting of the sale of any printing or distribution facility (including the associated real property and the improvements and fixtures forming a part thereof) (other than the CST Real Estate) formerly used by Publishing or a Restricted Subsidiary in the production of newspapers and related publications (or acquired by one of them as part of the acquisition of a Newspaper Business whether or not used by Publishing) and that after such Asset Sale will not be used for the production of any newspaper or related publication of Publishing or a Restricted Subsidiary, provided that the aggregate value (as determined by the Board of Directors of Publishing) of all such Asset Sales completed within any twelve month period shall not exceed $5,000,000 (it being understood that this definition does not include, among other things, any Asset Sale consisting of the sale of any printing or distribution facility in connection with the sale by Publishing or any Restricted Subsidiary of any Newspaper Business).

                  "Permitted Subsidiary Indebtedness" means Indebtedness of the Restricted Subsidiaries, taken as a whole, with an aggregate principal amount outstanding (calculated exclusive of the AP-91 Senior Notes) not in excess of the greater of (x) $40,000,000 and (y) 10% of Consolidated Tangible Assets measured as of the most recent fiscal quarter.

                  "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

                  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person, provided that this definition shall not include Mirror Preferred provided that such Mirror Preferred continues to qualify as such under the definition thereof.

                  "Public Debt" means any notes, bonds or debentures or other evidence of Indebtedness issued in the public markets or the market for securities sold pursuant to Rule 144A under the Securities Act of 1933.

                  "Public Entity" means an entity (x) in which the equity interest of Hollinger International and its Affiliates does not exceed 80%, (y) in which the market value of the Capital Stock held by nonaffiliates exceeds $100,000,000 and (z) the Capital Stock of which is traded on a recognized national securities exchange in the United States or a prescribed securities exchange in Canada.

                  "Publishing" means Hollinger International Publishing Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to Article VIII of this Indenture and thereafter "Publishing" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to Publishing, the term "Publishing" shall include any other obligor with respect to the Securities for purposes of complying with such provisions, including any Guarantor.

                  "Publishing Request" or "Publishing Order" means a written request or order signed in the name of Publishing by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and in form and substance reasonably satisfactory to the Trustee and delivered to the Trustee.

                  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

                  "Rating Agency" means Standard & Poor's Corporation and its successors ("S&P"), and Moody's Investors Service, Inc. and its successors ("Moody's"), or if S&P and Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized United States statistical rating agency or agencies, substituted for S&P or Moody's or both, as the case may be.

                  "Rating Category" means each major rating category symbolized by (a) in the case of S&P, AAA, AA, A, BBB, BB, B, CCC, CC and C and each such Rating Category shall include pluses or minuses ("gradations") modifying such capital letters; and (b) in the case of Moody's, Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C and each such Rating Category shall include added numerals such as 1, 2 or 3 ("gradations") modifying such letters.

                  "Rating Decline" means an event that will be deemed to have occurred if, on any date within the period (the "Rating Period") beginning on the date (the "Reference Date") of the earlier to occur of (A) the first public announcement by Publishing or any other Person of an intention to effect any Designated Transaction and (B) the occurrence of such Designated Transaction, and ending on the date 90 days thereafter, either of the following events has occurred: (1) the Securities of any Series (or any other securities of Publishing which are rated by a Rating Agency on the date which is 61 days prior to the Reference Date (the "Rating Date")) shall be rated by any Rating

Agency at any time during the Rating Period at a rating which is lower than the rating of the Securities of such Series (or such other securities of Publishing, as the case may be) by such Rating Agency on the Rating Date by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) or (2) any Rating Agency shall have withdrawn its rating of the Securities of any Series (or such other securities of Publishing, as the case may be) during the Rating Period.

                  "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof; provided that this definition shall not include Mirror Preferred provided that such Mirror Preferred continues to qualify as such under the definition thereof.

                  "Redemption Date" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

                  "Regular Record Date" for the interest payable on any Interest Payment Date relating to a particular Series means the date specified in the Board Resolution or supplemental indenture relating to such Series.

                  "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Division of the Trustee or any agent of the Trustee appointed hereunder, including the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated functions similar to those performed by any of the above designated officers or any other officer appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Subsidiary" means, initially, each Subsidiary of Publishing existing on the date of this Indenture, other than DTH and its Subsidiaries, and any other Subsidiary designated from time to time by the Board of Directors of Publishing as a "Restricted Subsidiary" in accordance with Section 10.21 of this Indenture.

                  "Restricted Subsidiary Guarantor" means each Subsidiary of Publishing that is required to issue a Guarantee of the Securities under the terms of this Indenture.

                  "Scheme of Arrangement" means the acquisition by FDTH of the publicly held shares in The Telegraph not owned by FDTH or any of its Affiliates effected by way of a "Scheme of Arrangement under Section 425 of the Companies Act 1985 of England.

                  "Securities" has the meaning specified in the first recital of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Guarantor Indebtedness" means, with respect to any Guarantor, such Guarantor's guarantee of Publishing's payment obligations in respect of the New Bank Credit Facility, the FDTH Credit Agreement and any other Indebtedness of such Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantees. Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall not include (i) Indebtedness evidenced by such Guarantor's Guarantee of the Securities; (ii) Indebtedness of such Guarantor that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (iii) Indebtedness of such Guarantor which, when Incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; (iv) Indebtedness which is represented by Redeemable Capital Stock of such Guarantor; (v) any liability for foreign, federal, state, local or other taxes owed or owing by such Guarantor; (vi) Indebtedness of such Guarantor to a Restricted Subsidiary or any other Affiliate of such Guarantor or any of such Affiliate's subsidiaries; (vii) that portion of any Indebtedness which at the time of Incurrence is issued in violation of this Indenture; and (viii) trade payables owed or owing by such Guarantor.

                  "Series" means any series of debentures, notes, bonds or other evidences of indebtedness issued pursuant to Article III hereof or a supplemental indenture.

                  "Senior Indebtedness" means, with respect to Publishing, the principal of, premium, if any, and interest in respect of the New Bank Credit Facility and any other Indebtedness of Publishing (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, interest and all other obligations owing to the lenders under (a) the New Bank Credit Facility and (b) holders under the Senior Securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Securities; (ii) Indebtedness of Publishing that is subordinate or junior in right of payment to any other Indebtedness of Publishing; (iii) Indebtedness of Publishing which, when Incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to Publishing; (iv) Indebtedness which is represented by Redeemable Capital Stock; (v) any liability for foreign, federal, state, local or other taxes owed or owing by Publishing; (vi) Indebtedness of Publishing to a Restricted Subsidiary or any other Affiliate of Publishing or any of such Affiliate's subsidiaries; (vii) that portion of any Indebtedness which at the time of Incurrence is issued in violation of this Indenture; and (viii) trade payables owed or owing by Publishing.

                 "Series A Preferred Shares" means the Series A Redeemable Convertible Preferred Stock of Hollinger International, as in effect on the date of this Indenture.

                  "Services Agreement" means the Services Agreement dated as of February 7, 1996, as amended in connection with the offering of the Securities, among Hollinger International, Publishing and Hollinger Inc., and as the same may be further amended in accordance with the terms of this Indenture.

                  "Southam" means Southam Inc., a corporation continued under the laws of Canada.

                  "Southam Cash Flow" means, for any period, an amount equal to the Southam Net Income for such period, plus, to the extent deducted in calculating such Southam Net Income, (a) interest expense and other financing costs and expenses, (b) dividends paid on any Preferred Stock of Restricted Subsidiaries of Southam to the extent such Preferred Stock is included as Indebtedness in the calculation of the Southam Cash Flow Ratio, (c) depreciation and amortization, and (d) all taxes, whether or not deferred, applicable to such period.

                  For purposes of calculating Southam Cash Flow for the four fiscal quarters most recently completed prior to any date on which an action is taken that requires a calculation of the Southam Cash Flow Ratio, (a) any Person that is a Restricted Subsidiary of Southam on such date (or would become a Restricted Subsidiary of Southam in connection with the transaction that requires the determination of such ratio) shall be deemed to have been a Restricted Subsidiary of Southam at all times during such period, (b) any Person that is not a Restricted Subsidiary of Southam on such date (or would cease to be a Restricted Subsidiary of Southam in connection with the transaction that requires the determination of such ratio) shall be deemed not to have been a Restricted Subsidiary of Southam at any time during such period;
(c) if Southam or any of its Restricted Subsidiaries shall have in any manner acquired or disposed of any operating business during or subsequent to such period, such calculation shall be made on a pro forma basis on the assumption that such acquisition or disposition has been completed on the first day of such period; and (d) in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Consolidated Publishing's Consolidated Cash Flow Ratio shall be made on a pro forma basis on the assumption that the percentage of Publishing's common equity interest in such Restricted Subsidiary on the first day of such period was equivalent to its common equity interest on the date of the determination (it being understood, in the case of the foregoing clause
(c), that if such pro forma calculations have been made in accordance with Regulation S-X under the Exchange Act, such method of calculation (but not necessarily the adjustments) shall be presumed to be acceptable).

                  "Southam Cash Flow Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of Southam and its Restricted Subsidiaries outstanding as at such date to (ii) the Southam Cash Flow (determined on a Consolidated basis for Southam and its Restricted Subsidiaries) for the most recently completed period of four consecutive fiscal quarters of Southam, provided that once Southam is a Restricted Subsidiary, for the purpose of determining the Southam Cash Flow Ratio, the Indebtedness and Southam Cash Flow of Restricted Subsidiaries of Southam that are not Wholly Owned Restricted Subsidiaries of Southam will be determined in accordance with the actual percentage of Southam's common equity interest in such Restricted Subsidiary on the date of determination of the Southam Cash Flow ratio (thus, for example, in the case of a Restricted Subsidiary of Southam in which Southam owns a 51% common equity interest, 51% each of such Restricted Subsidiary's indebtedness and Southam Cash Flow would be included in the calculation of Southam's aggregate Indebtedness and the aggregate of Southam Cash Flow, respectively).

                  "Southam Dividend Amount" means the lesser of (x) the aggregate amount paid or payable by the Guarantor since the date of this Indenture in respect of regularly scheduled periodic dividends on the Series A Preferred and (y) the aggregate amount of the Southam Interests Dividends received by Publishing since the date of this Indenture on account of its ownership interest (whether direct or indirect) in Southam.

                  "Southam Interests" means 7,395,000 Southam common shares held by Hollinger International or its subsidiaries; provided, however, that if Southam shall pay a dividend, or make a distribution, on its common shares in the form of capital stock of the same or another corporation, or subdivide its outstanding common shares into a greater number of common shares, or combine its outstanding common shares into a smaller number of common shares, or effect a reorganization or reclassification of its Capital Stock, or amalgamate, enter into an arrangement or consolidation or merge with or into another entity (other than an amalgamation, arrangement, consolidation or merger which does not result in a reclassification or change of the outstanding common shares of Southam), the "Southam Interests" shall thereafter include any securities distributed with respect to any such shares or into which any such shares shall be converted, changed or reclassified or for which any such shares shall be exchanged.

                  "Southam Interests Dividend" means a dividend or other distribution paid on or with respect to the Southam Interests on or prior to the earlier of (i) the redemption date for the redemption of all the Series A Preferred Shares outstanding as of such redemption date or (ii) the date of final distribution to the holders of the Series A Preferred Shares of the full preferential amount provided under the terms thereof; provided, however, that the term "Southam Interests Dividend" does not mean or include (x) any part of any dividend or distribution that is payable otherwise than in cash or that constitutes an Extraordinary Cash Dividend as applied to the Southam Interests, or (y) any dividend or distribution on or with respect to the 7,395,000 Southam common shares held by Publishing or its subsidiaries.

                  "Southam-Linked Debentures" means the debentures of Hollinger Inc. in the original principal amount of Cdn.$125,000,000 due November 1, 1998.

                  "Southam Net Income (Loss)" means, for any period, the Consolidated net income (or loss) (and treating a loss as a negative number)) of Southam and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by (a) excluding, without duplication, to the extent included in calculating such Consolidated net income (or loss), (i) all extraordinary gains and losses, (ii) the portion of Consolidated net income (or loss) of Southam and its Restricted Subsidiaries allocable to Investments in unconsolidated Persons (other than Unrestricted Subsidiaries) to the extent that cash dividends or distributions have not actually been received by such Southam or one of its Restricted Subsidiaries, (iii) the portion of Consolidated net income (or loss) of Southam and its Restricted Subsidiaries allocable to Southam's Unrestricted Subsidiaries (or to payments received therefrom), (iv) net income (or loss) of a Person combined with Southam or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (vi) aggregate net gains and losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including without limitation sales of shares of Unrestricted Subsidiaries or unconsolidated Persons and noncash writeoffs of assets (provided that there are no continuing cash expenses related to such writeoffs)) other than in the ordinary course of business, (vii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided, however, that the foregoing shall not apply to the restrictions permitted under clause (iv) of Section 10.17 (to the extent such clause is applicable at the time of determination), (viii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued at any time following the date of the Indenture, (ix) any net gain from the collection of proceeds of life insurance policies, (x) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of Southam or one of its Restricted Subsidiaries, (xi) aggregate net gains or losses relating to foreign currency transactions or translations, (xii) redundancy costs relating to the permanent elimination of jobs, provided that the amount of such expenses are certified by Southam's independent accountants and (b) subtracting, without duplication, the aggregate amount of dividends on Preferred Stock of Restricted Subsidiaries of Southam (i) to the extent such Preferred Stock is not equivalent to Common Stock for purposes of the payment of dividends and (ii) to the extent that such Preferred Stock is included as Indebtedness in the calculation of the Southam Cash Flow Ratio.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

                  "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

                  "Subordinated Guarantor Indebtedness" means Indebtedness of a Guarantor subordinated in right of payment to such Guarantor's Guarantee.

                  "Subordinated Indebtedness" means(i) in the case of any person other than Publishing, Indebtedness of such person that is expressly subordinate in right of payment to any other Indebtedness of such Person pursuant to a written agreement, and (ii) in the case of Publishing, Indebtedness of Publishing that is expressly subordinate in right of payment to the Securities.

                  "Subsidiary" means any Person a majority of the equity ownership of the Voting Stock of which is at the time owned, directly or indirectly, by Publishing or by one or more Subsidiaries, or by Publishing and one or more other Subsidiaries; provided that, notwithstanding the foregoing,
(i) Southam will be a Subsidiary so long as majority of the Voting Stock of Southam is held by a Person in which, directly or indirectly, (x) 50% of the Voting Stock is held by Publishing and the remainder is held by Hollinger Inc. and (y) 100% of the nonvoting Capital Stock is held by Publishing, and (ii) Hollinger Eastern will be a Subsidiary so long as 50% of its Voting Stock is held, directly or indirectly, by Publishing and the remainder is held, directly or indirectly, by Hollinger Inc.

                  "Tax Sharing Agreement" means an agreement providing for the payment of amounts in lieu of income taxes among Publishing and other companies with which it forms a single consolidated tax group.

                  "The Telegraph" means Telegraph Group Limited (formerly The Telegraph plc), a corporation under the laws of England.

                  "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of the Trustee or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher") according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Restricted Subsidiary of Publishing) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher according to Moody's or "A-1" (or higher) according to S&P, (iv) any money market deposit accounts issued or offered by the Trustee or a domestic commercial bank having capital and surplus in excess of $500,000,000.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee. If at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Unrestricted Subsidiary" means any Subsidiary that is not a Restricted Subsidiary, including any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with Section 10.21 of this Indenture; provided, however, that a Person may not be designated as an Unrestricted Subsidiary unless (i) the creditors of such Person have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to Publishing or a Restricted Subsidiary and (ii) a default by such Person on any of its Indebtedness will not result in, or permit any holder of Indebtedness of Publishing or a Restricted Subsidiary to declare, a default on such Indebtedness of Publishing or a Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Indenture.

                  "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares) of which are owned by Publishing or another Wholly Owned Restricted Subsidiary or, in the case of a Restricted Subsidiary of Southam, all the outstanding Capital Stock (other than directors' qualifying shares) of which are owned by Southam or another Wholly Owned Restricted Subsidiary of Southam.

                  SECTION 1.02. Other Definitions.

                                                                Defined in
Term                                                              Section
----                                                            ----------
"Act"                                                               1.05
"Change of Control Offer"                                          10.15
"Change of Control Purchase Date"                                  10.15
"Change of Control Purchase Notice"                                10.15
"Change of Control Purchase Price"                                 10.15
"covenant defeasance"                                               4.03
"Defaulted Interest"                                                3.07
"defeasance"                                                        4.02
"Defeasance Redemption Date"                                        4.04
"Defeased Securities"                                               4.01
"Deficiency"                                                       10.14
"Excess Proceeds"                                                  10.14
"Initial Blockage Period"                                          12.03
"Note Amount"                                                      10.14
"Offer"                                                            10.14
"Offered Price"                                                    10.14
"Pari Passu Debt Amount"                                           10.14
"Pari Passu Offer"                                                 10.14
"Payment Blockage Period"                                          12.03
"Permitted Payment"                                                10.09
"Purchase Date"                                                    10.14
"refinancing"                                                      10.09
"Required Filing Dates"                                            10.18
"Restricted Payments"                                              10.09
"Security Register"                                                 3.05
"Security Registrar"                                                3.05
"Senior Representative"                                            12.03
"Special Payment Date"                                              3.07
"Surviving Entity"                                                  8.01
"U.S. Government Obligations"                                       4.04

                  SECTION 1.03. Compliance Certificates and Opinions. Upon any application or request by Publishing to the Trustee to take any action under any provision of this Indenture, Publishing shall furnish to the Trustee an Officers' Certificate to the effect that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of any certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement to the effect that each individual or firm signing such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement to the effect that, in the opinion of each such individual or such firm, he has made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

                  SECTION 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of Publishing may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of such an officer or of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Publishing with respect to such factual matters and which contains a statement to the effect that the information with respect to such factual matters is in the possession of Publishing, unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of Publishing or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of any Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to Publishing. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and Publishing, if made in the manner provided in this Section.

                  (b) The ownership of Securities shall be proved by the Security Register.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Publishing in reliance thereon, whether or not notation of such action is made upon such Security.

                  (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate of affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  SECTION 1.06. Notices, etc., to Trustee and Publishing. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by Publishing shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier to or with the Trustee at its Corporate Trust Office, Attention:
         Corporate Trust Division, or at any other address furnished in writing prior thereto to the Holders and Publishing by the Trustee; or

                  (b) Publishing or Hollinger International shall be sufficient for every purpose (except as provided in Section 5.01(c)) hereunder if in writing and mailed, first-class postage prepaid or delivered by recognized overnight courier, to Publishing, addressed to it at: 401 North Wabash Avenue, Chicago, IL 60611 Attn: General Counsel or to Hollinger International, addressed to it at: 401 North Wabash Avenue, Chicago, IL 60611 Attn: General Counsel, or at any other address previously furnished in writing to the Trustee by Publishing or Hollinger International, as the case may be.

                  SECTION 1.07. Notice to Holders; Waiver. Where this Indenture or the Securities of any Series provide for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture or the Securities of any Series provide for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee or Publishing, as applicable, shall be deemed to be a sufficient giving of such notice.

                  SECTION 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                  SECTION 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 1.10. Successors and Assigns. All covenants and agreements in this Indenture by Publishing or any Guarantor shall bind its successors and assigns, whether so expressed or not.

                  SECTION 1.11. Separability Clause. In case any provision in this Indenture or in the Securities of any Series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1.12. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 1.13. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  SECTION 1.14. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at Maturity or the Stated Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

                  SECTION 1.15. Schedules. All schedules attached hereto are by this reference made a part with the same effect as if herein set forth in full.

                  SECTION 1.16. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE II

                                 Security Forms

                  SECTION 2.01. Forms Generally. The Securities and the Trustee's certificate of authentication thereof shall be in substantially the forms set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                  The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                  SECTION 2.02. Forms of Securities. Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, Publishing shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Board Resolution authorizes a specific officer or officers to approve of form of Security, a certificate of such officer or officers approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee's authentication of Securities in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to Publishing.

                  SECTION 2.03.  Form of Trustee's Certificate of
Authentication. The Trustee's certificate of authentication shall be included on the form of the face of the Securities substantially in the following form:

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Securities referred to in the within-mentioned Indenture.

                                                FLEET NATIONAL BANK, as
                                                Trustee

                                                by  _________________________
                                                    Authorized Signatory

                  SECTION 2.04.  Form of Guarantee of Hollinger International.

                  The form of Guarantee of Hollinger International shall be set forth on the Securities substantially as follows:

                   GUARANTEE OF HOLLINGER INTERNATIONAL INC.

                  For value received, HOLLINGER INTERNATIONAL INC., a Delaware corporation, hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security and the Trustee, as if Hollinger International were the principal debtor, the punctual payment of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of Publishing under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Fourteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security.

                                                 HOLLINGER INTERNATIONAL INC.

Attest:_____________________                     By_______________________
                                                   Authorized Signatory

                  SECTION 2.05. Securities Issuable in the Form of a Global Security. (a) If Publishing shall establish pursuant to Sections 2.02 and 3.01 that the Securities of a particular Series are to be issued in whole or in part in the form of one or more Global Securities, then Publishing shall execute and the Trustee or its agent shall, in accordance with Section 3.03 and any order by Publishing delivered to the Trustee or its agent thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such Series to be represented by such Global Security or Securities, or such portion thereof as Publishing shall specify in such order, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect:
"Unless this certificate is presented by an authorized representative of the Depository to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depository, has an interest herein."

                  (b) Notwithstanding any other provision of this Section 2.05 or of Section 3.05, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in
Section 3.05, only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

                  (c) (i) If at any time the Depository for a Global Security notifies Publishing that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for the Securities for such Series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, Publishing shall appoint a successor Depository with respect to such Global Security. If a successor Depository for such Global Security is not appointed by Publishing within 90 days after Publishing receives such notice or becomes aware of such ineligibility, Publishing will execute, and the Trustee or its agent, upon receipt of a request by Publishing for the authentication and delivery of individual Securities of such Series in exchange for such Global Security, will authenticate and deliver, individual Securities of such Series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

                (ii) Publishing may at any time and in its sole discretion determine that the Securities of any Series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event Publishing will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Securities of such Series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such Series or portion thereof in exchange for such Global Security or Securities.

              (iii) If specified by Publishing pursuant to Sections 2.02 and
3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depository for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such Series of like tenor and terms in definitive form on such terms as are acceptable to Publishing and such Depository. Thereupon Publishing shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge, (1) to each Person specified by such Depository a new Security or Securities of the same Series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest as specified by such Depository in the Global Security; and (2) to such Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

                (iv) In any exchange provided for in any of the preceding three paragraphs, Publishing will execute and the

Trustee or its agent will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver at its Corporate Trust Office such Securities to the Persons in whose names such Securities are so registered.

                                  ARTICLE III

                                 The Securities

                  SECTION 3.01. General Title; General Limitations; Issuable in Series; Terms of Particular Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is not limited.

                  The Securities may be issued in one or more Series as from time to time may be authorized by the Board of Directors. There shall be established in or pursuant to a Board Resolution or in a supplemental indenture, subject to Section 3.11, prior to the issuance of Securities of any such Series:

                  (1) the title of the Securities of such Series (which shall distinguish the Securities of such Series from Securities of any other Series);

                  (2) any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to Section 3.04, 3.05, 3.06, 9.06, and 11.08 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

                  (3) the Person to whom any interest on a Security of such Series shall be payable, if other than the

         Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

                  (4) the date or dates on which the principal of the Securities of such Series is payable;

                  (5) the rate or rates at which the Securities of such Series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

                  (6) the place or places where the principal of and any premium and interest on Securities of such Series shall be payable;

                  (7) the price or prices at which the Securities of such Series shall be issued;

                  (8) the period or periods within which the Redemption Price or Prices at which and the terms and conditions upon which Securities of such Series may be redeemed or repaid, as the case may be, in whole or in part, at the option of Publishing or the Holder;

                  (9) the obligation, if any, of Publishing to purchase Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such Series shall be purchased, in whole or in part, pursuant to such obligation;

                (10) provisions, if any, with regard to the conversion or exchange of the Securities of such Series, at the option of the Holders thereof or the Company, as the case may be, for or into new Securities of a different Series, Common Stock or other securities and, if the Securities of such Series are convertible into Common Stock or other Marketable Securities, the Conversion Price therefor;

                (11) any terms applicable to Securities of such Series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount will occur;

                (12) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of such Series shall be issuable;

                (13) if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the Securities of such Series shall be denominated and in which payments of principal of, and any premium and interest on, such Securities shall or may be payable;

                (14) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of such Series may be determined with reference to an index based on a coin or currency (including a composite currency) other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

                (15) if the principal of (and premium, if any) or interest, if any, on the Securities of such Series are to be payable, at the election of Publishing or a Holder thereof, in a coin or currency (including a composite currency) other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

                (16) the portion of the principal amount of Securities of the Series, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or provable in bankruptcy pursuant to Section 5.04;

                (17) any Event of Default with respect to the Securities of such Series, if not set forth herein, and any additions, deletions or other changes to the Events of Default set forth herein that shall be applicable to the Securities of such Series;

                (18) any special United States Federal income tax considerations applicable to the Securities of such Series;

                (19) if the Securities of such Series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual

         Securities; and the Depository for such Global Security or Securities; and

                (20) any other terms of such Series,

all upon such terms as may be determined in or pursuant to such Board Resolution or supplemental indenture with respect to such Series.

                  The form of the Securities of each Series shall be established pursuant to the provisions of this Indenture in or pursuant to the Board Resolution or in the supplemental indenture creating such Series. The Securities of each Series shall be distinguished from the Securities of each other Series in such manner, reasonably satisfactory to the Trustee, as the Board of Directors may determine.

                  Unless otherwise provided with respect to Securities of a particular Series, the Securities of any Series may only be issuable in registered form, without coupons.

                  Any terms or provisions in respect of the Securities of any Series issued under this Indenture may be determined pursuant to this Section by providing for the method by which such terms or provisions shall be determined.

                  SECTION 3.02. Denominations. The Securities of each Series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the Board Resolution or the supplemental indenture creating such Series. In the absence of any such provisions with respect to the Securities of any Series, the Securities of that Series shall be issuable only in fully registered form in denominations of $1,000 and any integral multiple thereof.

                  The Securities shall be redeemable as provided in Article XI.

                  At the election of Publishing, the entire indebtedness on the Securities or certain of Publishing's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article IV.

                  The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XII.

                  SECTION 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of

Publishing by one of its Chairman of the Board, Vice-Chairman, President or one of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of Publishing shall bind Publishing, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Indenture, Publishing may deliver Securities executed by Publishing to the Trustee for authentication, together with a Publishing Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case Publishing, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall sell, convey, assign, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which Publishing shall have been merged or consolidated, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
Article VIII, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor

Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon a Publishing Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of a Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.

                  The Trustee may appoint an authenticating agent reasonably acceptable to Publishing to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with Publishing and its Affiliates.

                  SECTION 3.04. Temporary Securities. Pending the preparation of definitive Securities of any Series, Publishing may execute, and upon a Publishing Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities of any Series are issued, Publishing will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of Publishing designated for such purpose pursuant to Section 10.02 (or in accordance with Section 3.03, in the case of the initial Securities), without charge to the Holders thereof. Upon surrender for cancellation of any one or more temporary Securities, Publishing shall execute and upon a Publishing

Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such Series of authorized denominations. Until so exchanged the temporary Securities of such Series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 3.05. Registration, Registration of Transfer and Exchange. Publishing shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, Publishing shall provide for the registration of Securities, or of Securities of a particular Series, and of transfers of Securities or of Securities of such Series. The Trustee or an agent thereof or of Publishing shall initially be the "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. Publishing may appoint one or more co-registrars, but there shall be only one Security Register per Series of Securities.

                  Upon surrender for registration of transfer of any Security at the office or agency of Publishing designated pursuant to Section 10.02, Publishing shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such Series of any authorized denomination or denominations, of a like aggregate principal amount.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, Publishing shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Publishing, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer, or for exchange or redemption,

                                                                          - 57 -
shall (if so required by Publishing or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Publishing, the Trustee and the Security Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

                  No service charge shall be made to a Holder for any registration of, transfer, exchange or redemption of Securities, but Publishing or the Trustee may require payment of a sum sufficient to pay all or other governmental charges that may be imposed in connection with any registration of, transfer, exchange or redemption of Securities, other than exchanges pursuant to Section 3.03 3.04, 3.06, 9.06, 10.14, 10.16 or 11.08 not involving any transfer.

                  Publishing shall not be required (a) to issue, register the transfer of or exchange any Security of any Series during a period beginning at the opening of business (i) 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

                  None of Publishing, the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) Publishing and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to Publishing or the Trustee, such security and/or indemnity, in each case as may be required by them to save each of them harmless, then, in the absence of notice to Publishing or the Trustee that such Security has been acquired by a bona fide purchaser, Publishing shall execute and upon receipt of a Publishing Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen

Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, Publishing in its discretion may, instead of issuing a replacement Security, pay such Security.

                  Upon the issuance of any replacement Securities under this Section, Publishing may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its agents and counsel) connected therewith.

                  Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of Publishing, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of the same Series duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest payment.

                  Any interest on any Security which is payable, but is not paid or duly provided for on the Stated Maturity of such interest (or within 15 days after the Stated Maturity of such interest) and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder in whose name such Security is registered as of the Regular Record

Date; and such Defaulted Interest may be paid by Publishing, at its election in each case, as provided in Subsection (a) or (b) below:

                  (a) Publishing may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.

                  Publishing shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (the "Special Payment Date"), and at the same time Publishing shall irrevocably deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Such notice shall be received by the Trustee no less than 30 days prior to the Special Payment Date. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which Special Record Date shall be not more than 15 days and not less than 10 days prior to the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify Publishing in writing of such Special Record Date. In the name and at the expense of Publishing, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor to be mailed, certified or registered (return receipt requested) first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the Proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

                  (b) Publishing may make payment to the Persons in whose name the Securities are registered at the close of business on the Special Record Date of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, unless, after written notice given by Publishing to the Trustee of the proposed payment pursuant to this Subsection, such manner of payment shall not be deemed practicable by the Trustee (acting reasonably). The Trustee shall give prompt written notice to Publishing of any such determination.

                  Subject to the foregoing provisions of this Section 3.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, Publishing, the Trustee and any agent of Publishing or the Trustee may treat the Person in whose name any Security is registered on the Security Register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of Publishing, the Trustee or any agent of Publishing or the Trustee shall be affected by notice to the contrary.

                  None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  SECTION 3.09. Cancellation. All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. Publishing or any Restricted Subsidiary may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which Publishing or any such Restricted Subsidiary may have acquired in any manner whatsoever, and all Securities so delivered shall upon receipt of a Publishing Order be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled securities held by the Trustee shall, unless by a Publishing Order received by the Trustee prior to such destruction Publishing shall direct that the canceled Securities be returned to it, be destroyed in accordance with its customary procedures and certification of their destruction delivered to Publishing. The Trustee shall provide Publishing a list of all Securities that have been canceled from time to time as requested by Publishing.

                  SECTION 3.10. Computation of Interest. Unless otherwise provided as contemplated in Section 3.01, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 3.11. Delayed Issuance of Securities. Notwithstanding any contrary provision herein, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary for Publishing to deliver to the Trustee an Officers' Certificate, Board Resolution, supplemental indenture or Opinion of Counsel otherwise required pursuant to Sections 1.03, 2.02, 3.01 and 3.03 at or prior to the time of authentication of each Security of such Series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Security of such Series to be issued; provided that any subsequent request by Publishing to the Trustee to authenticate Securities of such Series upon original issuance shall constitute a representation and warranty by Publishing that as of the date of such request, the statements made in the Officers' Certificate or other certificates delivered pursuant to Sections 1.02 and 2.02 shall be true and correct as if made on such date.

                  An Officers' Certificate or Board Resolution or supplemental indenture delivered by Publishing to the Trustee in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time in the aggregate principal amount, if any, established for such Series pursuant to such procedures acceptable to the Trustee as may be specified from time to time upon the telephonic, electronic or written order of Persons designated in such Officers' Certificate, supplemental indenture or Board Resolution (any such telephonic or electronic instructions to be promptly confirmed in writing by such Persons) and that such Persons are authorized to determine, consistent with such Officers' Certificate, supplemental indenture or Board Resolution, such terms and conditions of said

Securities as are specified in such Officers' Certificate, supplemental indenture or Board Resolution.

                                   ARTICLE IV

                       Defeasance and Covenant Defeasance

                  SECTION 4.01. Publishing's Option To Effect Defeasance or Covenant Defeasance. Publishing may, at its option by Board Resolution, at any time, with respect to any Series of Securities, elect to have either Section
4.02 or Section 4.03 be applied to all of the Outstanding Securities of such Series (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article IV.

                  SECTION 4.02. Defeasance and Discharge. Upon Publishing's exercise under Section 4.01 of the option applicable to this Section 4.02, Publishing shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance") and each Guarantor shall be deemed to be discharged from its obligations with respect to its Guarantee relating to the Defeased Securities. For this purpose, such defeasance means that Publishing shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of Publishing and upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) Publishing's obligations with respect to such Defeased Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and (d) this
Article IV. Subject to compliance with this Article IV, Publishing may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Securities.

                  SECTION 4.03. Covenant Defeasance. Upon Publishing's exercise under Section 4.01 of the option applicable to this Section 4.03, Publishing shall be released from its obligations under any covenant or provision contained in Sections 10.05 through 10.19, inclusive, and the provisions of
Article XII and Sections 14.16 through 14.29 shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants and provisions, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, Publishing may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein or in such Defeased Securities to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d) or (f) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

                  SECTION 4.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either
Section 4.02 or Section 4.03 to the Defeased Securities:

                  (1) Publishing shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Series of Securities, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, as reflected in the written report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm delivered to the Trustee, to pay and discharge (and which shall be applied by the Trustee to pay and discharge) the principal of, premium, if any, and interest on, the Defeased

Securities on (x) the Stated Maturity thereof or (y) any date selected by Publishing on which the Defeased Securities may be redeemed in whole at the option of Publishing (such date being referred to as the "Defeasance Redemption Date"), if (in the case of clause (y)) when electing either defeasance or covenant defeasance, Publishing has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Securities of such Series on the Defeasance Redemption Date) of such principal or installment of interest; provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities of such Series. For this purpose, "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) In the case of an election under Section 4.02, Publishing shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that (A) Publishing has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that the Holders of the Outstanding Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (3) In the case of an election under Section 4.03, Publishing shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as subsections 5.01(g) and
(h) are concerned, at any time during the period ending on the 121st day after the date of deposit.

                  (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of Publishing.

                  (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or a breach or violation of any provision of any agreement relating to any Senior Indebtedness.

                  (7) Publishing shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including without limitation, those arising under this Indenture and (B) after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  (8) Publishing shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Publishing with the intent of preferring the holders of the Securities of such Series over the other creditors of Publishing or with the intent of defeating, hindering, delaying or defrauding creditors of Publishing.

                  (9) No event or condition shall exist that would prevent Publishing from making payments of the principal of, premium, if any, and interest on the Securities of such Series on the date of such deposit or at any time ending on the 121st day after the date of such deposit.

                (10) Publishing shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each to the effect that all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04.

                  Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of Publishing or government or other officials customary for opinions of the type required, which certificates shall be limited to matters of fact, including that various financial covenants have been complied with.

                  SECTION 4.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.04 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Series of Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Series of Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  Publishing shall fully pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

                  Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to Publishing from time to time upon a Publishing Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants or nationally recognized investment banking firm expressed in a written report delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance. In the event of an error in any calculation resulting in a withdrawal hereunder, Publishing shall deposit an amount equal to the amount erroneously withdrawn as promptly as practicable after becoming aware of such error.

                  SECTION 4.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Publishing's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section
4.02 or 4.03, as the case may be; provided, however, that (a) if Publishing makes any payment to the Trustee or Paying Agent of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and Publishing shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent and (b) the Trustee or Paying Agent shall return all such United States dollars and U.S. Government Obligations to Publishing promptly after receiving a Publishing Request therefor at any time, if the Trustee or Paying Agent receives written notice from Publishing that such reinstatement of Publishing's obligations has occurred and continues to be in effect at such time.

                                   ARTICLE V

                                    Remedies

                  SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means with respect to any Series of Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular Series or it is specifically modified in or pursuant to the supplemental indenture or Board Resolution creating such Series of Security or in the form of Security for such Series:

                  (a) there shall be a default in the payment of any interest on any Security of that Series when it becomes due and payable, and such default shall continue for a period of 30 days;

                  (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security of that Series when and as the same shall become due and payable at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

                  (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of Publishing under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in Section 5.01(a) or (b) or in clauses (ii) or (iii) of this Section 5.01(c)), and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to Publishing by the Trustee or (y) to Publishing and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; (ii) there shall be a default in the performance or breach of the provisions of Article VIII; or (iii) Publishing shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.15;

                  (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which Publishing, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                  (e) any Guarantee relating to such Series shall for any reason cease to be, or be asserted in writing by any Guarantor or Publishing not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

                  (f) one or more final judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against Publishing, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (i) enforcement proceedings shall have been commenced upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of Publishing, any Guarantor or any Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or
         (ii) a decree or order adjudging Publishing, any Guarantor or any Material Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Publishing, any Guarantor or any Material Restricted Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Publishing, any Guarantor or any Material Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

                  (h) (i) Publishing, any Guarantor or any Material Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) Publishing, any Guarantor or any Material Restricted Subsidiary consents to the entry of a decree or order for relief in respect of Publishing, any Guarantor or such Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) Publishing, any Guarantor or any Material Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, (iv) Publishing, any Guarantor or any Material Restricted Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Publishing, any Guarantor or such Material Restricted Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (v) Publishing, any Guarantor or any Material Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (h); or

                  (i) any outstanding Mirror Preferred shall cease to qualify as Mirror Preferred under the definition thereof.

                  SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Sections 5.01(g) and (h) with respect to Publishing) occurs and is continuing with respect to any Series, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities hereunder (each such Series acting as a separate class) may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such Series shall, declare the principal amount (or, if the Securities of such Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) of all the Securities of such Series to be due and payable immediately in an amount equal to the principal amount of the Securities of such Series, together with accrued and unpaid interest, if any, to the date the Securities of such Series shall have become due and payable, by a notice in writing to Publishing (and to the Trustee, if given by Holders) and, if the New Bank Credit Facility is in effect, to the Agent, and upon any such declaration such amount shall become immediately due and payable. If an Event of Default specified in Sections 5.01(g) or (h) (if the Event of Default under these paragraphs is with respect to all Series of Securities then Outstanding) occurs with respect to Publishing and is continuing, then all the Securities shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Securities of any Series (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof), together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after such declaration or acceleration has been made with respect to the Securities of any or all

Series, as the case may be, and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such Series, by written notice to Publishing and the Trustee, may rescind and annul such declaration and its consequences if:

                  (a) Publishing has paid or irrevocably deposited with the Trustee a sum sufficient to pay

                  (i) all sums paid or advanced by the Trustee under Section
         6.07 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                 (ii) all overdue interest on all Securities of such Series;

                (iii) the principal and the premium, if any, on any Securities of such Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates presented therefor by the terms of the Securities of such Series, to the extent that payment of such interest is lawful;

                 (iv) interest upon overdue interest at the rate or rates presented therefor by the terms of the Securities of such Series, to the extent that payment of such interest is lawful; and

                  (b) all Events of Default with respect to such Series of Securities, other than the nonpayment of principal of the Securities of such Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

                SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. Publishing covenants that if

                  (a) default is made in the payment of any interest on any Security of any Series when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Stated Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise) thereof,

Publishing will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates as may be presented therefor by the terms of any such Security.

                  If Publishing fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against Publishing or any other obligor upon the Securities of such Series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Publishing or any other obligor upon such Securities, wherever situated.

                  If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

                  The rights and remedies under this Section 5.03 are in addition to the other rights and remedies under this Article V or Article XIV.

                  SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to Publishing or the property of Publishing, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on Publishing for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

                  (b) subject to Article XII, to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any Series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such Series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities of the Series in respect of which such judgment has been recovered.

                  SECTION 5.06. Application of Money Collected. Any money collected by the Trustee with respect to a Series of Securities pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities of such Series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee under
Section 6.07;

                  SECOND: Subject to Article XII, to the payment in full of the amounts then due and unpaid upon the Securities of that Series for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

                  THIRD: Subject to Article XII, the balance, if any, to the Person or Persons entitled thereto as a court of competent jurisdiction shall direct, or to Publishing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

                  SECTION 5.07. Limitation on Suits. No Holder of any Securities of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such Series;

                  (b) the Holders of not less than 25% in principal amount of the Outstanding Securities of such Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered, and if requested have provided, to the Trustee an indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that may be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such Series;

it being understood and intended that no one or more Holders of Securities of such Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of such Series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders of all Securities of such Series.

                  SECTION 5.08. Unconditional Right of Holders To Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder, subject to Article XII.

                  SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, (a) Publishing, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and (b) thereafter all rights and remedies of the Trustee and the

Holders shall continue as though no such proceeding had been instituted.

                  SECTION 5.10. Rights and Remedies Cumulative. Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 5.12. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.07) or expose the Trustee to personal liability; and

                  (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder and its consequences, except a Default

                  (a) in the payment of the principal of, premium, if any, or interest on any Security of such Series, or

                  (b) in respect of a covenant or provision hereof which under
         Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such Series affected by such modification or amendment.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any Series to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                  SECTION 5.15. Waiver of Stay, Extension or Usury Laws. Publishing (to the extent that it may lawfully do so) covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Publishing from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and Publishing (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.16. Remedies Subject to Applicable Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                                   ARTICLE VI

                                  The Trustee

                  SECTION 6.01. Duties of Trustee. (a) If a Default or an Event of Default with respect to any Series of Securities actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to any Series of Securities, Asset Sale or Change of Control unless written notice thereof shall have been delivered to a Responsible Officer by Publishing or any other Person.

                  (b) Except during the continuance of a Default or an Event of Default with respect to any Series of Securities actually known to the Trustee:

                  (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

                  (2) in the absence of bad faith or wilful misconduct on its part, the Trustee may with respect to any Series of Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any loss, expense, fees or financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or loss, expense, fees or financial liability is not reasonably assured to it.

                  (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 6.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with Publishing. Assets held in trust by the

Trustee need not be segregated from other assets except to the extent required by law.

                  SECTION 6.02. Notice of Defaults. Within 30 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default with respect to Securities of any Series, the Trustee shall, at Publishing's expense, transmit by mail to all Holders of such Series or any other persons entitled to receive reports pursuant to Trust Indenture Act
Section 313(c), as their names and addresses appear in the Security Register, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of such Series.

                  SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

                  (a) the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of Publishing mentioned herein shall be sufficiently evidenced by a Publishing Request or Publishing Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) wherever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to the taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) in the absence of bad faith on its part, may rely conclusively, upon an Officers' Certificate and/or an Opinion of Counsel;

                  (d) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                  (e) notwithstanding any other provisions contained in this Indenture, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

                  (f) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence or wilful misconduct of the Trustee;

                  (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document; but the Trustee in its discretion may make such further inquiry or investigation in accordance with any of the provisions of this Indenture into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine such relevant books, records and premises of Publishing as may be reasonable, personally or by agent or attorney;

                  (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (i) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

                  SECTION 6.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of Publishing, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to Publishing are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by Publishing of Securities or the proceeds thereof.

                  SECTION 6.05. Trustee and Agents May Hold Securities; Collections; etc. The Trustee, any Paying Agent, Security Registrar or any other agent of Publishing, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with Publishing and receive, collect, hold and retain collections from Publishing with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

                  SECTION 6.06. Money Held in Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article IV, the Trustee shall only be required to invest moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the directions of Publishing.

                  SECTION 6.07. Compensation and Indemnification of Trustee and Its Prior Claim. Publishing covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which, to the extent lawful, shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and Publishing covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or wilful misconduct. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(g) or Section 5.01(h), the expenses (including the reasonable compensation and the expenses and disbursements of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law. Publishing also covenants to indemnify the Trustee and each predecessor Trustee, and their respective officers, agents and employees for, and to hold them harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence, bad faith or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of Publishing under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. As security for the performance of the obligations of Publishing under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities.

                  SECTION 6.08. Conflicting Interests. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in
Section 310(b) of the Trust Indenture Act with respect to the Securities of any Series, there shall be excluded this Indenture with respect to Securities of any particular Series of Securities other than that Series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of
Section 310(b) of the Trust Indenture Act.

                  SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under the Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office in The City of New York to the extent there is such an institution eligible and willing to serve. If the Trustee does not have an office in the City of New York, the Trustee shall appoint an agent in the City of New York reasonably acceptable to Publishing to conduct any activities which the Trustee is required under this Indenture to conduct in the City of New York. The Trustee may not rescind any such agency without the consent of Publishing, which consent may not be unreasonably withheld, unless the Trustee appoints a satisfactory replacement or has a Corporate Trust Office in the City of New York. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.11.

                  (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any Series of Securities by giving written notice thereof to Publishing. Upon receiving such notice of resignation, Publishing shall use its best efforts to promptly appoint a successor Trustee by Board Resolution or written instrument executed by authority of the Board of Directors of Publishing, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

                  (c) The Trustee may be removed with respect to any Series of Securities at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of that Series, delivered to the Trustee and to Publishing.

                  (d)  If at any time:

                  (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) with respect to any Series of Securities after written request therefor by Publishing or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 6.09 with respect to any Series of Securities and shall fail to resign after written request therefor by Publishing or by any such Holder, or

                  (3) the Trustee shall become incapable of acting with respect to any Series of Securities or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) Publishing by a Board Resolution may remove the Trustee, with respect to any Series of Securities or in the case of bankruptcy or insolvency or receivership pursuant to clause (3) above, with respect to all Series, or (ii) subject to Section 5.14, any Holder of any Security who has been a bona fide Holder of a Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Series, or in the case of bankruptcy or insolvency or receivership pursuant to clause (3) above, with respect to all Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting with respect to any Series of Securities, or if a vacancy shall occur in the office of Trustee with respect to any Series for any cause, Publishing, by a Board Resolution or written instrument executed by authority of the Board of Directors of Publishing, shall use its best efforts to promptly appoint a successor Trustee for that Series of Securities and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, Publishing or a court of competent jurisdiction has not appointed a successor Trustee, a successor Trustee with respect to such Series of Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series delivered to Publishing and the retiring Trustee, and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such Series of Securities and supersede the successor Trustee appointed by Publishing with respect to such Series of Securities. If no successor Trustee shall have been so appointed by Publishing or the Holders of such Series of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of that Series for at least six months may, subject to Section 5.14, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series.

                  (f) Publishing shall give notice of each resignation and each removal of the Trustee with respect to any Series and each appointment of a successor Trustee with respect to any Series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of that Series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office or agent hereunder.

                  SECTION 6.11. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to the Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to Publishing and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee under this Indenture with respect to any such Series; but, nevertheless, on the written request of Publishing or the successor Trustee, upon payment of its charges then unpaid, such retiring Trustee shall pay over to the successor Trustee all moneys at the time held by it hereunder with respect to any such Series and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.

                  Upon request of any such successor Trustee, Publishing shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor Trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 6.07.

                  No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under the provisions of Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.09 in the City of New York.

                  Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, Publishing shall give notice thereof to the Holders of the Securities of such Series, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If Publishing fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of Publishing.

                  SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000.

                  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, amalgamation, conversion or consolidation.

                  SECTION 6.13. Preferential Collection of Claims Against Publishing. If and when the Trustee shall be or become a creditor of Publishing, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against Publishing.

                                  ARTICLE VII

              Holders' Lists and Reports by Trustee and Publishing

                  SECTION 7.01. Publishing To Furnish Trustee Names and Addresses of Holders. Publishing will furnish or cause to be furnished to the
Trustee:

                  (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each Series as of such Regular Record Date; and

                  (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by Publishing of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar for Securities of a Series, no such list need be furnished with respect to such Series of Securities.

                  SECTION 7.02. Disclosure of Names and Addresses of Holders. Every Holder of Securities of any Series, by receiving and holding the same, agrees with Publishing and the Trustee that neither Publishing nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable or liable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

                  SECTION 7.03. Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities of any Series, the Trustee shall transmit by mail, at Publishing's expense, to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a).

                  (b) The Trustee shall promptly transmit to Publishing a copy of any report it transmits to Holders of such Series pursuant to this Section 7.03.

                  SECTION 7.04. Reports by Publishing. Publishing shall do the following:

                  (a) file with the Trustee, in accordance with Section 10.18 hereof, and in any event within 30 days after Publishing is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Publishing is required to file with the Commission separately or together with Hollinger International pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Publishing is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the

Trustee annual audited financial statements of Publishing and its Restricted Subsidiaries, prepared on a Consolidated basis in conformity with GAAP, within 120 days after the end of each fiscal year of Publishing, and (ii) file with the Trustee and the Commission, in accordance with, and so long as not prohibited by, the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Publishing with the conditions and covenants of this Indenture as is required from time to time by such rules and regulations (including such rules and regulations, if any, referred to in Trust Indenture Act Section 314(a)); and

                  (c) transmit by mail to all Holders or any other persons entitled to receive a report pursuant to Trust Indenture Act Section 313(c), within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by Publishing pursuant to Section 10.18 hereunder and subsections (a) and (b) of this Section as is required and not prohibited by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE VIII

                     Consolidation, Merger, Sale of Assets

                  SECTION 8.01. Publishing May Merge, Consolidate, etc., Only on Certain Terms. (a) Publishing shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions (other than, in the case of a Restricted Subsidiary, such a consolidation, merger or transfer with or to one or more Wholly Owned Restricted Subsidiaries) if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Publishing and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                  (i) either (a) Publishing shall be the continuing corporation, or (b) the Person (if other than Publishing) formed by such consolidation or into which Publishing is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Publishing and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of Publishing under the Securities and this Indenture, and this Indenture shall remain in full force and effect;

                (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

              (iii) immediately after giving effect to the transaction on a pro forma basis, the Consolidated Net Worth of the Surviving Entity is not less than the Consolidated Net Worth of Publishing and the Restricted Subsidiaries immediately prior to the transaction;

                (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), Publishing (or the Surviving Entity if Publishing is not the continuing obligor under this Indenture) could Incur $1.00 of additional Indebtedness under the provisions of Section
         10.08 (other than Permitted Indebtedness);

                  (v) if any of the property or assets of Publishing or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 10.12 are complied with; and

                (vi) Publishing or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereof comply with the provisions described in this Section 8.01(a) and that all conditions precedent herein provided for in this Section 8.01(a) relating to such transaction have been complied with.

                  (b) Neither Hollinger International nor any Restricted Subsidiary Guarantor shall, and Publishing shall not permit a Restricted Subsidiary Guarantor to, in a single transaction or series of related transactions, consolidate with or merge with or into any other Person (other than Publishing, Hollinger International or any other Restricted Subsidiary Guarantor), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person (other than Publishing, Hollinger International or any other Restricted Subsidiary Guarantor) if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such Guarantor to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                  (i) either (a) Hollinger International or such Restricted Subsidiary Guarantor shall be the continuing corporation or (b) the Person (if other than Hollinger International or such Restricted Subsidiary Guarantor) formed by such consolidation or into which Hollinger International or such Restricted Subsidiary Guarantor, as the case may be, is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Hollinger International or such Restricted Subsidiary Guarantor shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall (except where Hollinger International or such Restricted Subsidiary Guarantor is the continuing corporation) expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of

Hollinger International or such Restricted Subsidiary Guarantor, as the case may be, under the Securities and this Indenture, and this Indenture shall remain in full force and effect;

                  (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) Hollinger International or such Restricted Subsidiary Guarantor, as the case may be, shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the provisions described in this Section 8.01(b), and that all conditions precedent herein provided for in this Section 8.01(a) relating to such transactions have been complied with.

                  (c) Notwithstanding anything in this Article Eight to the contrary, any Guarantee by a Restricted Subsidiary of the Securities may be released in accordance with the provisions of Section 10.14(c).

                  SECTION 8.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets on a Consolidated basis of Publishing, Hollinger International or any Restricted Subsidiary Guarantor in accordance with Section 8.01 with respect to which Publishing, Hollinger International or such Restricted Subsidiary Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which Publishing, Hollinger International or such Restricted Subsidiary Guarantor is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Publishing, Hollinger International or such Restricted Subsidiary Guarantor, as the case may be, under this Indenture, with the same effect as if such successor had been named as Publishing, Hollinger International or such Restricted Subsidiary Guarantor, as the case may be, herein. When a successor assumes all the obligations and covenants of its predecessor under this Indenture or the Securities, the predecessor shall be released from those obligations and covenants; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities or, in the case of Hollinger International or a Restricted Subsidiary Guarantor, such Guarantee, as the case may be.

                  Any successor to Publishing described in the foregoing paragraph may cause to be signed, and may issue either in its own name or in the name of Publishing, any or all of the Securities issuable hereunder which theretofore shall not have been signed by Publishing and delivered to the Trustee; and, upon the order of such successor, instead of Publishing, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of Publishing to the Trustee for authentication, and any Securities which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution of this Indenture.

                                   ARTICLE IX

                            Supplemental Indentures

                  SECTION 9.01. Supplemental Indentures and Agreements Without Consent of Holders. Without the consent of any Holders of the Securities of any Series, Publishing, each Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance reasonably satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to Publishing or any Guarantor, and the assumption by any such successor of the covenants of Publishing or such Guarantor, as the case may be, herein and in the Securities of any Series;

                  (b) to add to the covenants of Publishing or the Guarantors for the benefit of the Holders of the Securities of any or all Series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series), or to surrender any right or power conferred upon Publishing or the Guarantors in this Indenture or the Securities of any Series;

                  (c) to cure any ambiguity or to correct or supplement any provision in this Indenture or the Securities of any Series which may be defective or inconsistent with any other provision in this Indenture or the Securities;

                  (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 or otherwise;

                  (e) to add a Guarantee of the Indenture Obligations;

                  (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

                  (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security, pursuant to the requirements of Section 10.13 or otherwise, for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to this Indenture or otherwise;

                  (h) to clarify or make any other provisions with respect to matters or questions arising under this Indenture or the Securities; provided that, in each case, such clarification or provision thus made shall not adversely affect the interests of the Holders; and

                  (i) to establish any form of Security, as provided in Article Two, and to provide for the issuance of any Series of Securities as provided in Article Three and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any Series.

                  SECTION 9.02. Supplemental Indentures and Agreements with Consent of Holders. Except as permitted by Section 9.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the

Outstanding Securities of each Series affected by such supplemental indenture or indentures, by Act of said Holders delivered to Publishing and the Trustee, Publishing and each Guarantor (if a party thereto) and the Trustee may (i) enter into an indenture or indentures supplemental hereto, in form and substance reasonably satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture or the Securities of each such Series (including, but not limited to, for the purpose of modifying in any manner the rights of the Holders of the Securities of each such Series under this Indenture) or (ii) waive compliance with any provision in this Indenture or the Securities of each such Series (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.20); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Securities of any Series affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security of any Series or waive a default in the payment of the principal or interest on any Security of any Series or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security of any Series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

                  (b) amend, change or modify the obligation of Publishing to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 10.15, including amending, changing or modifying any of the provisions or definitions with respect thereto;

                  (c) reduce the percentage in principal amount of the Outstanding Securities of any Series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

                  (d) modify any of the provisions of this Section or Sections
         5.13 or 10.20, except to increase the percentage of Outstanding Securities of any Series required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

                  (e) except as otherwise permitted under Article VIII, consent to the assignment or transfer by Publishing or any Guarantor of any of its rights and obligations under this Indenture; or

                  (f) amend or modify any of the provisions of this Indenture relating to the subordination of the Securities of any Series or any Guarantee in any manner adverse to the holders of the Securities of such Series.

                  A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

                  Upon the written request of Publishing, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with Publishing in the execution of such supplemental indenture.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or agreement, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 9.03. Execution of Supplemental Indentures and Agreements. In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 6.03 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate to the effect that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If Publishing shall so determine, new Securities modified so as to conform to any such supplemental indenture, in the opinion of the Trustee and the Board of Directors, may be prepared and executed by Publishing and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                  SECTION 9.07. Record Date. If Publishing shall solicit from the Holders of any Series of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, Publishing may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of such Series entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders of such Series at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. The record date shall be a date no more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. No such consent shall be valid or effective for more than six months after such record date. Subject to applicable law, until any supplemental indenture, agreement, instrument or waiver becomes effective, or a consent to it by a Holder of a Security of such Series shall cease to be valid and effective as set forth in the preceding sentence, such consent is a continuing consent by the Holder and every subsequent Holder of a Security of such Series or portion of a Security of such Series that evidences the same debt as the consenting Holder's Security.

                  SECTION 9.08. Effect on Senior Indebtedness. No supplemental indenture shall adversely affect the rights under Article XII, or any definitions or provisions related thereto, or the guarantees of any holder of Senior Indebtedness unless the requisite holders of each issue of Senior Indebtedness affected thereby shall have consented to such supplemental indenture.

                                   ARTICLE X

                                   Covenants

                  SECTION 10.01. Payment of Principal, Premium and Interest. With respect to each Series of Securities, Publishing will duly and punctually pay the principal of, premium, if any, and interest on such Securities in accordance with the terms of such Securities and this Indenture.

                  SECTION 10.02. Maintenance of Office or Agency. Publishing will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon Publishing in respect of the Securities and this Indenture may be served. The office of the Trustee at 14 Wall Street, Window #2, New York, New York 10005, shall be such office or agency of Publishing, unless Publishing shall designate and maintain some other office or agency for one or more of such purposes. Publishing will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time Publishing shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and Publishing hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  Publishing may from time to time designate one or more other offices or agencies (in or outside of The City of

New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve Publishing of its obligation to maintain an office or agency in The City of New York for such purposes. Publishing will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

                  SECTION 10.03. Money for Security Payments To Be Held in Trust. Publishing will, on or before Noon, New York time, on each due date of the principal of, premium, if any, or interest on, Securities with respect to each Series of Securities, deposit with a Paying Agent (which shall not be Publishing) a sum in same-day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) Publishing will promptly notify the Trustee of such action or any failure so to act.

                  Publishing will cause each Paying Agent other than the Trustee for any Series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities of such Series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any Default by Publishing (or any other obligor upon the Securities of such Series) in the making of any payment of principal, premium, if any, or interest on the Securities of such Series;

                  (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

                  Publishing may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Series of Securities or for any other purpose, by Publishing Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent in respect of each and every Series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by Publishing in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, premium, if any, or interest on any Security of any Series and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to Publishing upon Publishing Request; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to Publishing for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Publishing as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to Publishing, may at the expense of Publishing cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will promptly be repaid to Publishing.

                  SECTION 10.04. Corporate Existence. Subject to Article VIII, Publishing will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and related rights and franchises (charter and statutory) of Publishing and each Restricted Subsidiary; provided, however, that Publishing shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of Publishing shall determine that the preservation thereof is no longer desirable in the conduct of the business of Publishing and its Restricted Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of Publishing to perform its obligations hereunder; and provided further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

                  SECTION 10.05. Payment of Taxes and Other Claims. Publishing will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all material taxes, assessments and governmental charges levied or imposed upon Publishing or any Restricted Subsidiary shown to be due on any tax return of Publishing or any Restricted Subsidiary or otherwise assessed or upon the income, profits or property of Publishing or any Restricted Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of Publishing or any Restricted Subsidiary, except for any Lien permitted to be Incurred under Section 10.12; provided, however, that Publishing shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good-faith judgment of management of Publishing) are being maintained in accordance with GAAP consistently applied.

                  SECTION 10.06. Maintenance of Properties. Publishing will cause all material properties owned by Publishing or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Publishing may be consistent with sound business practice and reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 shall prevent Publishing from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Publishing, desirable in the conduct of the business of Publishing and its Restricted Subsidiaries and not reasonably expected to have a material adverse effect on the ability of Publishing to perform its obligations hereunder.

                  SECTION 10.07. Insurance. Publishing will at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature reasonably self-insured or insured with insurers, believed by Publishing to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which Publishing and its Restricted Subsidiaries operate, except where the failure to do so would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of Publishing and its Restricted Subsidiaries, taken as a whole.

                  SECTION 10.08. Limitation on Indebtedness. (a) Publishing will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness) except for (x) Indebtedness of Publishing or (y) Indebtedness of a Restricted Subsidiary constituting Acquired Indebtedness, Permitted Subsidiary Indebtedness or Foreign Subsidiary Indebtedness, provided that, in the case of the foregoing clauses (x) and (y), the Consolidated Cash Flow Ratio for Publishing and the Restricted Subsidiaries for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period is greater than 6.0:1.0. In addition (and without limiting the foregoing requirement), unless both of The Telegraph and Southam are Restricted Subsidiaries, Publishing shall not permit any Restricted Subsidiary to Incur any Indebtedness other than Acquired Indebtedness or Permitted Subsidiary Indebtedness. For purposes of determining the Consolidated Cash Flow Ratio for any period, pro forma effect shall be given to (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the Incurrence, repayment or retirement of any other Indebtedness by Publishing and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was Incurred, repaid or retired at the beginning of such four-quarter period; (iii) in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and (iv) any acquisition or disposition by Publishing and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale or any related repayment of Indebtedness, in each case since the first day of such four-quarter period (as if such acquisition or disposition had been consummated on the first day of such four-quarter period).

                  (b) Prior to September 1, 1997, neither Publishing nor any Restricted Subsidiary will issue any Public Debt unless the aggregate principal amount (or initial proceeds in the case of Public Debt sold with "original issue discount" (within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended)) of Public Debt so issued since the date of this Indenture that is Senior Indebtedness does not exceed the aggregate principal amount (or initial proceeds in the case of Public Debt sold with "original issue discount") of Public Debt so issued since the date of this Indenture that is pari passu with or subordinated to the Securities.

                  SECTION 10.09. Limitation on Restricted Payments. (a) Publishing will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend or make any other distribution or payment on or in respect of Publishing's Capital Stock (including dividends or distributions of the Capital Stock of any Subsidiary), or make any other payment to the direct or indirect holders (in their capacities as such) of Publishing's Capital Stock (other than (x) dividends or distributions payable in shares of Publishing's Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock and (y) a dividend or distribution of up to $175 million payable to Hollinger International; provided that, simultaneously or in connection with such dividend or distribution, Hollinger International contributes or transfers, directly or indirectly, to Publishing all of the Capital Stock of Hollinger Eastern then held by Hollinger International; and provided further, that Hollinger Eastern then holds not less than 42% of the voting interest of Southam);

                (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of Publishing or any Capital Stock of any Affiliate of Publishing (other than Capital Stock of any Wholly Owned Restricted Subsidiary (or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, Capital Stock of a Restricted Subsidiary) or Capital Stock of a Person that is, or immediately following such repurchase will become, a Wholly Owned Restricted Subsidiary (or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a

         Restricted Subsidiary)) or options, warrants or other rights to acquire such Capital Stock;

              (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

               (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (x) dividends and distributions on Preferred Stock of Restricted Subsidiaries or Mirror Preferred or (y) dividends and distributions made to any Person (other than a controlling Affiliate of Publishing or an Affiliate of such Affiliate (other than Publishing and any Restricted Subsidiary)) on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock, except that, in the case of the Capital Stock of a Restricted Subsidiary that is a Guarantor, (i) no Default or Event of Default shall have occurred and be continuing; and (ii) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary shall have an Acceleration Right);

                (v) Incur, create or assume any guarantee of Indebtedness of any Affiliate of Publishing (other than a Wholly Owned Restricted Subsidiary of Publishing (or, provided that both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary of Publishing)) except as permitted by Section 10.13;

               (vi) make any Investment in any Person (other than any Permitted Investments); or

              (vii) designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(any of the payments described in paragraphs (i) through (vii) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing; (2) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary shall have an Acceleration Right; (3) immediately before and immediately after giving effect to such transaction on a pro forma basis, Publishing could

Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 10.08; and (4) the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture (provided that, in the case of a Restricted Payment by a Restricted Subsidiary, such Restricted Payment is calculated for the purposes of this paragraph (4) by multiplying the amount of the Restricted Payment by the percentage of Publishing's common equity interest in such Restricted Subsidiary at the time of such Restricted Payment but disregarding, in the case of Southam, common equity interests which are pledged to secure the Southam-Linked Debentures) does not exceed the sum of:

                  (A) 50% of the sum of (i) the aggregate cumulative Consolidated Net Income of Publishing and its Restricted Subsidiaries accrued during the period (treated as a single accounting period) beginning on the first day of Publishing's fiscal quarter commencing prior to the date of this Indenture and ending on the last day of Publishing's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, 100% of such loss (treating a loss as a negative number)) and (ii) the aggregate cumulative Amortization Expense of Publishing and its Restricted Subsidiaries accrued during the period (treated as a single accounting period) beginning on the first day of Publishing's fiscal quarter commencing prior to the date of this Indenture and ending on the last day of Publishing's last fiscal quarter ending prior to the date of the Restricted Payment;

                  (B) 50% of the aggregate cumulative cash dividends or distributions received by Publishing and its Consolidated Restricted Subsidiaries from any of Publishing's Unrestricted Subsidiaries during the period (treated as a single accounting period) beginning on the first day of Publishing's fiscal quarter commencing prior to the date of this Indenture and ending on the last day of Publishing's last fiscal quarter ending prior to the date of the Restricted Payment; provided, however, that for purposes of this clause (B), cash dividends and distributions shall not include, without duplication,
         (x), prior to the time that Southam shall be a Restricted Subsidiary, cash dividends received by Publishing from Publishing's Unrestricted Subsidiaries not in excess of the Southam Dividend Amount, (y) cash dividends or distributions received by Publishing or any Wholly Owned Restricted Subsidiary in accordance with Section (b)(vii) or

         (z) dividends or distributions on any Argsub Preferred received by FDTH or DTH;

                  (C) the aggregate Net Cash Proceeds received after the date of this Indenture by Publishing from the issuance or sale (other than to any of its Restricted Subsidiaries) of its Qualified Capital Stock or any options, warrants or rights to purchase such Qualified Capital Stock (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock, Subordinated Indebtedness or Pari Passu Indebtedness as set forth below);

                  (D) the aggregate Net Cash Proceeds received after the date of this Indenture by Publishing (other than from any of its Restricted Subsidiaries) upon the exercise of any options or warrants to purchase Qualified Capital Stock of Publishing;

                  (E) the aggregate Net Cash Proceeds received after the date of this Indenture by Publishing (other than from any of its Subsidiaries) from cash capital contributions made to Publishing;

                  (F) the aggregate amount by which any Indebtedness (other than Permitted Indebtedness) of Publishing or any Restricted Subsidiary is reduced after the date of this Indenture as a result of the conversion or exchange of debt securities or Redeemable Capital Stock of Publishing that has been converted into or exchanged for Qualified Capital Stock of Publishing to the extent such debt securities or Redeemable Capital Stock were originally sold for cash plus the aggregate Net Cash Proceeds received by Publishing at the time of any such conversion or exchange; and

                  (G) $25,000,000.

                  (b) Notwithstanding the foregoing, and, in the case of clauses (ii) through (x) below, so long as (1) there is no Default or Event of Default continuing and (2) no holders of any other Indebtedness of Publishing or any Restricted Subsidiary have an Acceleration Right, the foregoing provisions will not prohibit the following actions (clauses (i) through (x) being referred to as "Permitted Payments"):

                  (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this section and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph
         (a) of this section;

                (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of Publishing in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Restricted Subsidiary) of other Qualified Capital Stock of Publishing; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clauses (4)(D) and (4)(E) of paragraph (a) of this section;

              (iii) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Restricted Subsidiary of Publishing) of any Qualified Capital Stock of Publishing; provided that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clauses (4)(D) and
         (4)(E) of paragraph (a) of this section;

                (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) or
         Pari Passu Indebtedness (a "refinancing") through the issuance of new Subordinated Indebtedness of Publishing; provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if the Subordinated Indebtedness so refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinanced Indebtedness and any reasonable out-of-pocket expenses of Publishing incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average
         Life to Stated Maturity of the Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (4) is expressly subordinated in right of payment to the Securities at least to the same extent as the Indebtedness to be refinanced;

                 (v) dividends paid to Hollinger International after the date of this Indenture to the extent not in excess of the Southam Dividend Amount;

                (vi) loans, advances, dividends or distributions by any Restricted Subsidiary to Publishing or any Wholly Owned Restricted Subsidiary and by FDTH or, to the extent it has received such funds directly or indirectly from FDTH, DTH or Publishing to Hollinger International for the purpose of redeeming shares of Series A Preferred Stock not exceeding in the aggregate any payments made by Hollinger Inc. to FDTH pursuant to the provisions of the HTH/FDTH Share Exchange Agreement;

               (vii) loans, advances, dividends or distributions to Hollinger International in amounts not to exceed $1 million per year to permit Hollinger International to repurchase, redeem or otherwise acquire or retire any shares of its Capital Stock from employees, former employees or their estates upon disability, death, retirement or termination of employment;

              (viii) tax payments pursuant to a Tax Sharing Agreement to the extent that the aggregate amount of such payments do not exceed the aggregate amount of the tax payments that Publishing and the Restricted Subsidiaries would have been required to make if they alone constituted a single consolidated tax group;

                (ix) payments by Publishing or a Restricted Subsidiary in connection with the Scheme of Arrangement; and

                 (x) the issuance or redemption of or payment of distributions on Mirror Preferred, but only to the extent Argsub Preferred is simultaneously issued, redeemed or pays (or is deemed to pay) dividends, respectively, and only so long as no cash is transferred in any such transaction, except for cash payments in respect of certain Mirror Preferred made directly from FDTH to DTH at the direction of Argsub.

                  For purposes of this Section, if the Board of Directors designates a Restricted Subsidiary as an

Unrestricted Subsidiary, or a Restricted Subsidiary is deemed to be so designated, a "Restricted Payment" shall be deemed to have been made in an amount equal to the fair value of the Investment of Publishing and its other Restricted Subsidiaries in such Restricted Subsidiary as determined by the Board of Directors with the concurrence of a majority of the Independent Directors (there being at least one Independent Director), whose good faith determination shall be conclusive. If a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be in an amount equal to the fair market value of the non-cash portion of such Restricted Payment as determined by the Board of Directors, whose good faith determination shall be conclusive.

                  SECTION 10.10. Limitation on Transactions with Affiliates.
(a) Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Publishing (other than Publishing or a Wholly Owned Restricted Subsidiary, or, if both of The Telegraph and Southam are Restricted Subsidiaries, a Restricted Subsidiary) unless (a) such transaction or series of related transactions is on terms that are no less favorable to Publishing or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) with respect to any transaction or series of related transactions involving aggregate payments in excess of $5,000,000, Publishing delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the Independent Directors of the Board of Directors; provided that any transaction or series of related transactions otherwise permitted under this paragraph (other than any transaction or series of related transactions with respect to the making of any Permitted Investment pursuant to clause (ix) of the definition of "Permitted Investment" or any Restricted Payment permitted pursuant to Section 10.09 pursuant to which Publishing or any Restricted Subsidiary shall receive or render value exceeding $15,000,000 shall not be permitted unless, prior to the consummation of any such transaction or series of related transactions, Publishing shall have received an opinion, from an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of transactions, that such transaction is fair to Publishing from a financial point of view; provided further, that this covenant shall not apply to (i) transactions or agreements as in effect or securities outstanding on the date of the Indenture (provided that any amendment to any existing agreement (including the Services Agreement and the Business Opportunities Agreement), and any transaction pursuant to the Business Opportunities Agreement, shall require approval pursuant to this covenant; notwithstanding the foregoing, any amendment to the Services Agreement or the Business Opportunities Agreement shall require the approval of a majority of the Independent Directors); (ii) directors' fees approved by the Board of Directors; (iii) any employee benefit plan or arrangement entered into or made available to officers or other employees of Publishing or the Restricted Subsidiaries in the ordinary course of business; (iv) sales by Publishing and its Restricted Subsidiaries of their products in the ordinary course of business on arm's-length terms; (v) tax payments pursuant to a Tax Sharing Agreement to the extent that the aggregate amount of such payments do not exceed the aggregate amount of the tax payments that Publishing and the Restricted Subsidiaries would have been required to make if they alone constituted a single consolidated tax group; (vi) loans, advances, dividends or distributions by FDTH, DTH or Publishing to Hollinger International in amounts and for the purpose permitted by Section (b)(v) and (vii); (vii) payments made to Hollinger Inc. pursuant to the Services Agreement that constitute the reimbursement for the fair value (as determined by a majority of the Independent Directors serving on an Independent Committee) of services received by Publishing or a Restricted Subsidiary consistent with past practices; and
(viii) the issuance or redemption, retraction or transfer of or payment of dividends, distributions or other amounts on Mirror Preferred by DTH or FDTH to an Argsub, but only to the extent that such Argsub simultaneously, as the case may be, issues or redeems or pays dividends, distributions or other amounts (or is deemed to have taken any such action) to DTH or FDTH, in each case in equivalent amounts.

                  SECTION 10.11. Limitation on Other Subordinated Indebtedness. Neither Publishing nor any Restricted Subsidiary Guarantor will Incur or permit to exist any Indebtedness (other than the Securities or a Guarantee thereof pursuant to this Indenture, as applicable) that is subordinate in right of payment to any Senior Indebtedness of Publishing (or such Guarantor) unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Securities or the Guarantee of such Guarantor, as the case may be. For purposes of this covenant, Indebtedness will be deemed to be pari passu with the Securities or such Guarantee if it is subordinate to Senior Indebtedness of Publishing or the relevant Guarantee pursuant to subordination provisions substantially similar to those described in Section 12.01.

                  SECTION 10.12. Limitation on Liens. (a) Publishing will not, and will not permit any Restricted Subsidiary to Incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness of Publishing (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of Publishing or any Restricted Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture, or any income or profits therefrom, unless (i) in the case of any Lien securing Pari Passu Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien and (ii) in the case of any Lien securing Subordinated Indebtedness of Publishing, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien, except for (x) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the Incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness by Publishing or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of Section 10.08 (provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by Publishing or its Restricted Subsidiaries) and (y) any Lien securing Indebtedness owing to Publishing or a Wholly Owned Restricted Subsidiary by a Restricted Subsidiary.

                  (b) Notwithstanding the foregoing, any security interest granted by Publishing or any Restricted Subsidiary to secure the Securities created pursuant to paragraph (a) above shall provide by its terms that such security interest shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of Publishing or any Restricted Subsidiary described in paragraph (a) above of their security interest (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Pari Passu Indebtedness and Subordinated Indebtedness of Publishing or any Restricted Subsidiary has been secured by such property or assets of Publishing or any such Restricted Subsidiary or (B) the holders of all such other

Pari Passu Indebtedness and Subordinated Indebtedness which is secured by such property or assets of Publishing or any such Restricted Subsidiary also release their security interest in such property or assets (including any deemed release upon payment in full of all obligations under such Indebtedness).

                  SECTION 10.13. Limitation on Issuances of Guarantees of Indebtedness. (a) Publishing will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness or Subordinated Indebtedness unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the Securities and (A) if the Securities are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the same extent as the Securities are subordinated to such Indebtedness under this Indenture and (B) if such Indebtedness of Publishing is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's guarantee to the same extent as such Indebtedness is subordinated to the Securities.

                  (b) Notwithstanding the foregoing, any guarantee by a Restricted Subsidiary of the Securities that is provided pursuant to the foregoing paragraph or under the provisions of Section 10.16 may provide by its terms that it shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer, to any Person not an Affiliate of Publishing, of all of Publishing's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is in compliance with this Indenture, (ii) if the Restricted Subsidiary issuing such guarantee ceases to be a Restricted Subsidiary or (iii) upon the release by the holders of the Indebtedness of Publishing described in paragraph (a) above of their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no Indebtedness of Publishing or any Restricted Subsidiary has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

                  SECTION 10.14. Limitation on Sale of Assets. (a) Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the proceeds from such Asset Sale are received in cash (provided that the amount of (A) any Senior Indebtedness (as shown on Publishing's or such Restricted Subsidiaries' most recent balance sheet or in the notes thereto) of Publishing or any such Restricted Subsidiary that is assumed by the transferee of any asset in connection with any Asset Sale and (B) any deferred payment obligations received by Publishing or any such Restricted Subsidiary as proceeds of an Asset Sale that are concurrently with the Asset Sale converted into cash without recourse to Publishing or any of its Restricted Subsidiaries shall be deemed to be cash for purposes of this provision; provided further that, for purposes of this clause (i), "cash" shall include any cash proceeds received from the sale of securities received in an Asset Sale as long as at the time of such Asset Sale, Publishing or its Restricted Subsidiary, as applicable, has entered into a legally binding agreement for the sale of such securities and such securities are sold within 90 days of such Asset Sale; and provided further that this clause (i) shall not apply to (x) Newspaper Businesses received by Publishing or a Restricted Subsidiary from the transferee as consideration for an Asset Sale (an "Asset Swap") so long as, immediately before and immediately after giving effect to such transaction on a pro forma basis, Publishing could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 10.08, (y) a CST Real Estate Transaction or (z) a Permitted Real Estate Sale)) and (ii) Publishing or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors of Publishing and evidenced by a board resolution). The value of any properties or assets (other than cash) received pursuant to an Asset Sale shall be determined by the Board of Directors of Publishing and evidenced by a Board Resolution; provided that if the value of the asset which is the subject of the Asset Sale is in excess of $25,000,000, the value of the properties or assets received shall be determined by an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of assets (provided that for purposes of this sentence, any CST Real Estate Transaction shall be deemed to involve an asset whose value exceeds $25,000,000).

                  (b) If all or a portion of the Net Cash Proceeds of any Asset Sale is not applied to permanently repay or otherwise permanently retire any Senior Indebtedness then outstanding as permitted or required by the terms thereof, or if no such Senior Indebtedness is then outstanding, Publishing or a Restricted Subsidiary, as the case may be, may, within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Publishing or its Restricted Subsidiaries existing on the date of this Indenture or in businesses reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds equals or exceeds $20,000,000, Publishing shall apply the Excess Proceeds to the repayment of the Securities and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (i) Publishing shall make an offer to purchase (an "Offer") from all Holders in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and
(ii) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, Publishing shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Purchase Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), Publishing shall use such Deficiency in the business of Publishing and its Restricted Subsidiaries. Upon completion of the purchase of all Securities tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

                  (d) Whenever the aggregate amount of Excess Proceeds received by Publishing exceeds $20,000,000, such Excess Proceeds shall, prior to the purchase of Securities or any Pari Passu Indebtedness described in paragraph
(c) above, be set aside by Publishing in a separate account pending (i) deposit with the depository or a Paying Agent of the amount required to purchase the Securities or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by Publishing of the Offered Price to the holders of the Securities or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of Publishing and its Restricted Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments; provided that the maturity date of any such investment made after the amount of Excess Proceeds equals or exceeds $20,000,000 shall not be later than the Purchase Date. Publishing shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; provided that Publishing shall not be entitled to such interest and shall not withdraw such interest from the separate account, if an Event of Default has occurred and is continuing.

                  (e) If Publishing becomes obligated to make an Offer pursuant to paragraph (c) above, the Securities shall be purchased by Publishing, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for Publishing to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Securities tendered.

                  (f) Publishing shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

                  (g) Publishing shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of this Indenture as such Indebtedness may be refinanced from time to time or (ii) any Senior Indebtedness existing on the date of this Indenture or thereafter; provided, in each case, that such restrictions are no less favorable to the Holders than those existing on the date of this Indenture) that would expressly impair the ability of Publishing to make an Offer to purchase the Securities or, if such Offer is made, to pay for the Securities tendered for purchase.

                  (h) Within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $20,000,000, Publishing shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities of that Series, at such Holder's address appearing in the Security Register, a notice stating or including:

                           A. that the Holder of such Series has the right to
                  require Publishing to repurchase, subject to proration, part or all of such Holder's Securities at the Offered Price;

                           B. the Purchase Date;

                           C. the instructions a Holder of such Series must
                  follow in order to have its Securities purchased in accordance with paragraph (c) of this Section; and

                           D. (i) the most recently filed Annual Report on Form
                  10-K (including audited consolidated financial statements) of Publishing, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of Publishing filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event Publishing is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 10.18),
                  (ii) a description of material developments in Publishing's business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of Publishing and its Restricted Subsidiaries which Publishing in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

                           E. the Offered Price;

                           F. the names and addresses of the Paying Agent and
                  the offices or agencies referred to in Section 10.02;

                           G. that Securities of such Series must be
                  surrendered at least three Business Days prior to the Purchase Date to the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

                           H. that any Securities of such Series not tendered
                  will continue to accrue interest and that unless Publishing defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Purchase Date; and

                           I. the procedures for withdrawing a tender.

                  (i) Holders electing to have Securities of such Series purchased hereunder will be required to surrender such Securities at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 10.14 if Publishing receives, not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing such Holder's election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by Publishing.

                  (j) Publishing shall (i) not later than the Purchase Date, accept for payment Securities of such Series or portions thereof tendered pursuant to the Offer, (ii) not later than 11:00 a.m. (New York time) on the Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Purchase Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 11:00 a.m. (New York time) on the Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof have been accepted for payment by Publishing.

                  The Trustee and the Paying Agent shall return to Publishing any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by Publishing with the Trustee or a Paying Agent in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee or a Paying Agent shall hold such excess for Publishing and (y) unless otherwise directed by Publishing in writing, promptly after the Business Day following the Purchase Date the Trustee or a Paying Agent shall return any such excess to Publishing together with interest or dividends, if any, thereon.

                  (k) Securities of that Series to be purchased shall, on the Purchase Date, become due and payable at the Offered Price and from and after such date (unless Publishing shall default in the payment of the Offered Price) such Securities shall cease to bear interest. The Offered Price shall be paid to such Holder promptly following the later of the Purchase Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by Publishing at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.07; provided further that Securities of that Series to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Securities of such Series tendered for purchase, with such adjustments as may be deemed appropriate by the Trustee so that only Securities of such Series in denominations of $1,000 or integral multiples thereof shall be purchased. If any Security of such Series tendered for purchase in accordance with the terms of this Section shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (j) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the

Purchase Date at the rate borne by such Security. Any Security of such Series that is to be purchased only in part shall be surrendered to a Paying Agent in accordance with the terms of this Section at the office of such Paying Agent (with, if Publishing or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Publishing and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and Publishing shall execute and pursuant to a Publishing Order the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

                  SECTION 10.15. Purchase of Securities upon a Change of Control. (a) If a Change of Control shall occur at any time, then each Holder with respect to Securities of any Series shall have the right to require that Publishing purchase such Holder's Securities, pursuant to an offer described in subsection (b) of this Section (a "Change of Control Offer"), in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), in accordance with the procedures set forth in paragraphs (b), (c), (d) and (e) of this Section.

                  (b) Within 30 days following any Change of Control, Publishing shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, to the Trustee and to each Holder at his address appearing in the Security Register, stating or including:

                  A. that a Change of Control has occurred, the date of such event, and that such Holder has the right to require Publishing to repurchase such Holder's Securities at the Change of Control Purchase Price;

                  B. the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control, if any);

                  C. that the Change of Control Offer is being made pursuant to
         Section 10.15(a) and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Offer Purchase Price;

                  D. the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as may be necessary for Publishing to comply with the requirements under the Exchange Act;

                  E. (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of Publishing, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of Publishing filed subsequent to such Quarterly Report (or in the event Publishing is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by Publishing pursuant to Section 10.18), (ii) a description of material developments in Publishing's business subsequent to the date of the latest of such reports and
         (iii) such other information, if any, concerning the business of Publishing and its Restricted Subsidiaries which Publishing in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

                  F. the Change of Control Purchase Price;

                  G. the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02;

                  H. that Securities of that Series must be surrendered at least three Business Days prior to the Change of Control Purchase Date to the Paying Agent at the Office of the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

                  I. that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Purchase Date;

                  J. the procedures for withdrawing a tender of Securities and Change of Control Purchase Notice;

                  K. that any Security of such Series not tendered will continue to accrue interest; and

                  L. that, unless Publishing defaults in the payment of the Change of Control Purchase Price, any Security of such Series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

                  (c) Upon receipt by Publishing of the proper tender of Securities of such Series, each Holder of a Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by Publishing at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 3.07. If any Security tendered for purchase in accordance with the provisions of this Section shall not be so paid upon surrender thereof by deposit of funds with the Paying Agent in accordance with paragraph (d) below, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities of such Series purchased will be required to surrender such Securities to the Paying Agent at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. Any Security of such Series that is to be purchased only in part shall be surrendered to a Paying Agent in accordance with the provisions of this Section at the office of such Paying Agent (with, if Publishing or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Publishing and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and Publishing shall execute and pursuant to a Publishing Order the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

                  (d) Publishing shall (i) not later than the Change of Control Purchase Date, accept for payment of Securities of such Series or portion thereof tendered pursuant to the Change of Control Offer, (ii) not later than

11:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 11:00 a.m. (New York time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities of such Series or portions thereof accepted for payment by Publishing. The Paying Agent shall promptly mail or deliver to Holders of Securities of such Series so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities of such Series purchased from each such Holder. Any Securities of such Series not so accepted shall be promptly mailed or delivered by the Paying Agent at Publishing's expense to the Holder thereof. Publishing will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 10.15, Publishing shall choose a Paying Agent which shall not be Publishing.

                  (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security of such Series to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 10.02 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying as applicable:

                  (1) the name of the Holder;

                  (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

                  (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

                  (4) a statement that such Holder is withdrawing such Holder's election to have such principal amount of such Security purchased; and

                  (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control

         Purchase Notice and that has been or will be delivered for purchase by Publishing.

                  (f) As provided in the Securities, the Trustee and the Paying Agent shall return to Publishing any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by either of them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by Publishing pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities of any such Series or portions thereof to be purchased, then the Trustee or the Paying Agent shall hold such excess for Publishing and (y) unless otherwise directed by Publishing in writing, promptly after the Business Day following the Change of Control Purchase Date, the Trustee or the Paying Agent shall return any such excess to Publishing together with interest, if any, thereon.

                  (g) Publishing shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

                  (h) Notwithstanding the occurrence of a Change of Control, Publishing shall not be obligated to repurchase the Securities of any such Series pursuant to a Change of Control Offer, or otherwise comply with this
Section 10.15, if Publishing has elected to redeem all of the Securities of such Series in accordance with Article XI.

                  Publishing shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of this Indenture as such Indebtedness may be refinanced from time to time or (ii) any Senior Indebtedness existing on the date of this Indenture or thereafter; provided, in each case, that such restrictions are no less favorable to the Holders than those existing on the date of this Indenture) that would expressly impair the ability of Publishing to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

                  SECTION 10.16. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. (a) Until such time as both of The Telegraph and Southam are Restricted Subsidiaries, Publishing will not permit (i) any Restricted Subsidiary to issue any Capital Stock (other than to a

Publishing or any Wholly Owned Restricted Subsidiary) or (ii) any Person (other than Publishing or a Wholly Owned Restricted Subsidiary) to acquire any Capital Stock of any Restricted Subsidiary from Publishing or any Restricted Subsidiary, except upon the sale of all of the outstanding Capital Stock of such Restricted Subsidiary owned by Publishing and the designation of such Subsidiary as an Unrestricted Subsidiary; provided, however, that Publishing or a Restricted Subsidiary may issue or sell common stock of a Restricted Subsidiary to a Person that is not an Affiliate of Publishing so long as, on or prior to the consummation of such issuance or sale, such Restricted Subsidiary issues and delivers a supplemental indenture to this Indenture providing for the guarantee of the Securities, which guarantee shall be subordinated in right of payment to any Senior Indebtedness of such Restricted Subsidiary, on substantially the same terms as the Securities are subordinated to all Senior Indebtedness of Publishing.

                  (b) On or after the time that both Southam and The Telegraph are Restricted Subsidiaries, (i) without limiting the requirements of Section 10.14, in the event that (x) Publishing or a Restricted Subsidiary issues or sells (other than to a Restricted Subsidiary) Capital Stock of a Restricted Subsidiary (1) that was a Subsidiary on February 1, 1997 (which, for purposes of this clause (1), is deemed to include Southam and Hollinger Eastern), (2) any substantial portion of the operating assets of which were held by a Subsidiary on February 1, 1997 and were generating material revenue and cash flows on such date, or (3) any substantial portion of the operating assets of which consist of assets that are acquired by Publishing or a Restricted Subsidiary pursuant to the Hollinger Inc. Transaction and (y) such issuance or sale involves less than 100% of the Capital Stock of such Restricted Subsidiary held by Publishing and the Restricted Subsidiaries at the time of such issuance or sale, then the Net Cash Proceeds of such issuance or sale (1) shall be applied to permanently repay or otherwise permanently retire any Senior Indebtedness then outstanding, as permitted or required by the terms thereof, or (2) if there is no Senior Indebtedness then outstanding, then the balance of such Net Cash Proceeds shall be deemed to constitute Excess Proceeds for purposes of Section 10.14(c); provided that the foregoing clause (i) shall not apply to any new issuance of Capital Stock by Southam as long as (a) Southam is a Public Entity at the time of such issuance; (b) neither Publishing nor any other Restricted Subsidiary has at any time after February

1, 1997 sold any assets and contributed, directly or indirectly, the proceeds therefrom to Southam; and (c) neither Publishing nor any other Restricted Subsidiary has at any time after February 1, 1997 contributed, directly or indirectly, any Newspaper Businesses to Southam other than those Newspaper Businesses acquired in the Hollinger Inc. Transaction; and (ii) if any issuance of Capital Stock by a Restricted Subsidiary or sale or disposition of Capital Stock of a Restricted Subsidiary results in a Restricted Subsidiary ceasing to qualify as a Subsidiary, such transaction would deemed, for purposes of Section , to constitute the designation of such former Restricted Subsidiary as an Unrestricted Subsidiary.

                  SECTION 10.17. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to Publishing or any other Restricted Subsidiary, (b) pay any Indebtedness owed to Publishing or any other Restricted Subsidiary, (c) make any Investment in Publishing or
(d) transfer any of its properties or assets to Publishing or any Restricted Subsidiary, except (i) any encumbrance or restriction pursuant to or in connection with the New Bank Credit Facility or the FDTH Credit Facility, each as in effect on the date such Subsidiary becomes a Restricted Subsidiary or any other agreement in effect on the date of this Indenture (including the AP-91 Senior Notes), (ii) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of Publishing on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of Publishing and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (iii) any encumbrance or restriction pursuant to or in connection with documents existing or securing any Foreign Subsidiary Indebtedness that is not materially more restrictive than the terms of any such restrictions existing on the date of the Indenture or the date such Subsidiary becomes a Restricted Subsidiary, as determined in good faith by an officer of Publishing, (iv) encumbrances or restrictions entered into by Southam in connection with Indebtedness of Southam Incurred at a time when Southam is a Public Entity, (v) encumbrances or restrictions contained in the terms of any Mirror Preferred, provided that such Mirror Preferred continues to quality as such under the definition thereof,
(vi) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Publishing or any Restricted Subsidiary and
(vii) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i), (ii) and (iii) (other than the covenants in the AP-91 Senior Notes); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

                  SECTION 10.18. Provision of Financial Statements. Whether or not Hollinger International is subject to Section 13(a) or 15(d) of the Exchange Act, Hollinger International will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents that it would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d), including any "summarized information" or other information relating to Publishing as may be required by Regulation S-X under the Exchange Act or by the Commission, if it were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which it would have been required so to file such documents if it were so subject. Hollinger International will in any event (x) within 15 days of such Required Filing Date
(i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which Publishing would have been required to file with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act if Hollinger International were subject to such Sections and (y) if filing such documents by Hollinger International with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of Securities at Publishing's cost.

                  SECTION 10.19. Statement by Officers as to Default. (a) Publishing will deliver to the Trustee, on or before a date not more than 45 days after the end of each fiscal quarter and not more than 90 days after the end of each fiscal year of Publishing ending after the date hereof, a written statement signed by two executive officers of Publishing, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of Publishing, stating whether or not, after a review of the activities of Publishing during such year or such quarter and of Publishing's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, Publishing has fulfilled all its obligations and is in compliance with all conditions and covenants under this indenture throughout such year or quarter, as the case may be, and, if there has been a Default, specifying each Default and the nature and status thereof.

                  (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of Publishing or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, Publishing shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what action Publishing is taking or proposes to take with respect thereto, within five Business Days of its occurrence.

                  SECTION 10.20. Waiver of Certain Covenants. Publishing may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.05 through 10.15 and Sections 10.17 through 10.19 if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities of any Series at the time Outstanding waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Publishing and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                  SECTION 10.21. Limitation on the Designation of Additional Restricted or Unrestricted Subsidiaries. (a) The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if (i) such action is in compliance with Section 10.09 of this Indenture and (ii) such action complies with the definition of "Unrestricted Subsidiaries".

                  (b) The Board of Directors may designate any Unrestricted Subsidiary or any Person that is to become a Restricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been Incurred at the time of such action), Publishing could have Incurred at least $1.00 of additional Indebtedness pursuant to Section 10.08 of this Indenture.

                                   ARTICLE XI

                            Redemption of Securities

                  SECTION 11.01. Right of Redemption. The Securities of any Series may be redeemed, at the election of Publishing, as a whole or in part, at any time on or after March 15, 2002, subject to the conditions and at the Redemption Prices specified in the form of Security of such Series or in the indenture supplemental hereto with respect to Securities of such Series as provided in Section 3.01, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record of Securities of such Series on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates) to the extent that this Article does not conflict with the terms of the form of Security of such Series.

                  SECTION 11.02. Applicability of Article. Redemption of Securities at the election of Publishing or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 11.03. Election To Redeem; Notice to Trustee. The election of Publishing to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Publishing Order and an Officers' Certificate. In case of any redemption at the election of Publishing, Publishing shall, not less than 30 nor more than 60 days prior to the Redemption Date fixed by Publishing (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such Series and the Tranche (as defined in Section 11.04) to be redeemed.

                  SECTION 11.04. Selection by Trustee of Securities To Be Redeemed. If less than all the Securities of like tenor and terms of any Series (a "Tranche") are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee (or such shorter period as the Trustee may agree upon), from the Outstanding Securities of such Tranche not previously called for redemption, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof, unless otherwise provided in the terms of a particular Series of Securities.

                  The Trustee shall promptly notify Publishing and each Security Registrar in writing of the Securities selected for redemption and, in the case of the Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 11.05. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) if less than all the Outstanding Securities of any Series are to be redeemed, the identification of the particular Securities to be redeemed;

                  (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless Publishing shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

                  (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

                  (h) the CUSIP number, if any, relating to such Securities.

                  Notice of redemption of Securities to be redeemed at the election of Publishing shall be given by Publishing or at Publishing's written request, by the Trustee in the name and at the expense of Publishing. If Publishing elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 11.05.

                  Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not effect the validity of the proceedings for the redemption of any other Security.

                  SECTION 11.06. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on any Redemption Date, Publishing shall irrevocably deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and, except if the Redemption Date shall be an Interest Payment Date, accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Trustee or the Paying Agent shall hold in trust for, and return to, Publishing promptly after the Business Day following the Redemption Date any interest or dividends, if any, earned on amounts deposited with the Trustee or the Paying Agent remaining after the payment of the aggregate Redemption Price for all securities to be redeemed; provided that neither the Trustee nor the Paying Agent shall be under any obligation to place or invest such funds in an interest bearing account.

                  SECTION 11.07. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless Publishing shall not have deposited funds in accordance with Section 11.06 in respect of the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by Publishing at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 3.07.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, by deposit or segregation of funds in accordance with Section 11.06, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Security.

                  SECTION 11.08. Securities Redeemed or Purchased in Part. Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if Publishing, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Publishing, the Security Registrar or the Trustee as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and Publishing shall execute, and pursuant to a Publishing Order the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

                                  ARTICLE XII

                          Subordination of Securities

                  SECTION 12.01. Securities Subordinate to Senior Indebtedness. Publishing covenants and agrees, and each Holder, by such Holder's acceptance of the Securities, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full, in cash or Cash Equivalents or in any manner acceptable to the requisite holders of Designated Senior Indebtedness, of all Senior Indebtedness. For purposes of this Indenture, the requisite holders of Designated Senior Indebtedness shall be determined by the instruments governing Designated Senior Indebtedness.

                  This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

                  SECTION 12.02. Payment of Proceeds Upon Dissolution, etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Publishing or to its assets, or (b) any liquidation, dissolution or other winding up of Publishing, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of Publishing (except a distribution in connection with a consolidation of Publishing with, or the merger of Publishing into, another corporation or the liquidation or dissolution of Publishing following conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation upon the terms and subject to the conditions of
Article VIII, then and in any such event:

                  (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of Designated Senior Indebtedness, of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Securities) on account of the principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Securities (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness); and

                  (2) any payment or distribution of assets of Publishing of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of Designated Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of Publishing of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Securities before all Senior Indebtedness is paid in full; then and in such event such payment or distribution (excluding Permitted Junior Securities) (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Publishing for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of Designated Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness and until so paid shall be held in trust for the benefit of the holders of Senior Indebtedness.

                  The consolidation of Publishing with, or the merger of Publishing with or into, another Person or the liquidation or dissolution of Publishing following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of Publishing's properties or assets to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Publishing for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of Publishing's properties or assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in
Article VIII.

                  SECTION 12.03. Suspension of Payment When Senior Indebtedness in Default. (a) Unless Section 12.02 shall be applicable, upon the occurrence and continuation of a Payment Default beyond the applicable grace period, no payment (other than any payments previously made pursuant to the provisions described in Article IV) or distribution of any assets of Publishing of any kind or character (excluding Permitted Junior Securities) shall be made by Publishing on account of principal of, premium, if any, or interest on, the Securities or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents, or in any other manner acceptable to the requisite holders of such Designated Senior Indebtedness, after which Publishing shall resume making any and all required payments in respect of the Securities, including any missed payments.

                  (b) Unless Section 12.02 shall be applicable, upon (1) the occurrence and continuation of a Non-payment Default and (2) receipt by the Trustee (with a copy to Publishing) from a Senior Representative (as defined below) of written notice of such occurrence, no payment (other than any payments previously made pursuant to the provision described in Article IV) or distribution of any assets of Publishing of any kind or character (excluding Permitted Junior Securities) shall be made by Publishing on account of any principal of, premium, if any, or interest on, the Securities or on account of the purchase, redemption, defeasance or other acquisition of or in respect of Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this Section 12.03) (x) 179 days having elapsed since receipt of such written notice by the Trustee (provided any Designated Senior

Indebtedness as to which notice was given shall not theretofore have been accelerated), (y) the date such Nonpayment Default and all other Non-payment Defaults as to which notice is also given after such Payment Blockage Period is initiated shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness related thereto shall have been discharged or paid in full in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of such Designated Senior Indebtedness or (z) the date on which such Payment Blockage Period (and all Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to Publishing or the Trustee from the Agent or such other representative of holders of Designated Senior Indebtedness (a "Senior Representative"), after which, in each such case, Publishing shall resume making any and all required payments in respect of the Securities, including any missed payments and accrued interest thereon. Notwithstanding any other provision of this paragraph (b), in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in clause (2) of this paragraph (b) (such 179-day period referred to as the "Initial Blockage Period"). Any number of notices of Non-Payment Defaults may be given during the Initial Blockage Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, premium, if any, or interest on, the Securities may not be made may commence and the duration of such Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such Non-payment Default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, Publishing shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct and until so paid shall be held in trust for the benefit of the holders of Senior Indebtedness.

                  SECTION 12.04. Payment Permitted if No Default. Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent Publishing, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Publishing referred to in Section
12.02 or under the conditions described in Section 12.03, from making payments at any time of principal of, premium, if any, or interest on the Securities in accordance with the terms of this Indenture.

                  SECTION 12.05. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of Designated Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of all Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among Publishing, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by Publishing to or on account of the Senior Indebtedness.

                  SECTION 12.06. Provisions Solely To Define Relative Rights. The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among Publishing, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of Publishing, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against Publishing of the Holders of the Securities and creditors of Publishing other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this

Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Publishing referred to in Section 12.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(2) under the conditions specified in Section 12.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 12.03(c).

                  SECTION 12.07. Trustee To Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Publishing whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of Publishing owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of Senior Indebtedness, and their agents, trustees or other representatives are authorized to do so for and on behalf of the Holders. The Trustee shall not be liable to any Holder for failure to file such claim unless such failure is due to its negligence or wilful misconduct.

                  SECTION 12.08. No Waiver of Subordination Provisions. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Publishing or by any act or failure to act by any such holder, or by any non-compliance by Publishing with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of Subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against Publishing and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with the provisions set forth in Article V in this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

                  SECTION 12.09. Notice to Trustee. (a) Publishing shall give prompt written notice to the Trustee of any fact known to Publishing which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from Publishing or a holder of Senior Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefore; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the

Trustee shall have received an Officers' Certificate to such effect.

                  (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefore) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to Publishing shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such Payment.

                  SECTION 12.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of Publishing referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of Publishing, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

                  SECTION 12.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions in this Indenture regarding compensation and indemnification of the Trustee.

                  SECTION 12.12. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by Publishing and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that
Section 12.11 shall not apply to Publishing or any Affiliate of Publishing if it or such Affiliate acts as Paying Agent.

                  SECTION 12.13. No Suspension of Remedies. Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to the provisions described under "Events of Default" and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                  SECTION 12.14. Trustee's Relation to Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall, in the absence of gross negligence or wilful misconduct, pay over or deliver to Holders, Publishing or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

                                  ARTICLE XIII

                           Satisfaction and Discharge

                  SECTION 13.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities of any Series herein expressly provided for) and the Trustee, on demand of and at the expense of Publishing, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a) either

                  (1) all the Securities of any Series theretofore authenticated and delivered (other than (x) lost, stolen or destroyed Securities of any Series which have been replaced or paid as provided in Section 3.06 and (y) Securities of any Series for whose payment United States dollars have theretofore been irrevocably deposited in trust by Publishing and thereafter repaid to Publishing or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                  (2) all Securities of any Series not theretofore delivered to the Trustee for cancellation

                           (x) have become due and payable, or

                           (y) will become due and payable at their Stated
                  Maturity within one year, or

                           (z) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Publishing,

         and Publishing has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the Securities of such Series not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on the Securities of such Series at such Maturity, Stated Maturity or Redemption Date;

                  (b) Publishing has paid all other sums payable hereunder by Publishing; and

                  (c) Publishing has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each to the effect that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or a breach or violation of any agreement relating to any Senior Indebtedness.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of Publishing to the Trustee under Section 6.07 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section, the obligations of the Trustee under Section 13.02 and the last paragraph of Section 10.03 shall survive.

                  SECTION 13.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all United States dollars deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such United States dollars have been deposited with the Trustee.

                                  ARTICLE XIV

                                   Guarantee

                  SECTION 14.01. Hollinger International Guarantee. For value received, Hollinger International, in accordance with this Article XIV, hereby absolutely, unconditionally and irrevocably guarantees to the Trustee and the Holders, as if Hollinger International were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

                  SECTION 14.02. Continuing Guarantee; No Right of Set-Off; Independent Obligation. (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee (including the fees and expenses of its agents and counsel) or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Hollinger International covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article VIII and Section 10.18. Without limiting the generality of the foregoing, Hollinger International's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by Publishing under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Publishing.

                  (b) Hollinger International hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

                  (c) Hollinger International guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

                  (d) Hollinger International's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to Hollinger International in the manner prescribed in Section 1.06 hereof.

                  (e) Except as provided herein, the provisions of this Article XIV cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by Hollinger International free of any conditions whatsoever and that no representations, warranties or promises have been made to

Hollinger International affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by Publishing to Hollinger International.

                  SECTION 14.03. Guarantee Absolute. The obligations of Hollinger International hereunder are independent of the obligations of Publishing under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against Hollinger International whether or not an action or proceeding is brought against Publishing and whether or not Publishing is joined in any such action or proceeding. The liability of Hollinger International hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of Hollinger International hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

                  (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of Publishing or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

                  (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, Publishing, Hollinger International or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

                  (c) the taking of security from Publishing, Hollinger International or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

                  (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of Hollinger International hereunder;

                  (e) the abstention from taking security from Publishing, Hollinger International or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

                  (f) any loss, diminution of value or lack of enforceability of any security received from Publishing, Hollinger International or any other Person, and including any other guarantees received by the Trustee;

                  (g) any other dealings with Publishing, Hollinger International or any other Person, or with any security;

                  (h) the Trustee's or the Holders' acceptance of or entering into any composition with Publishing or Hollinger International;

                  (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from Publishing, Hollinger International or any other Person on account of any indebtedness and liabilities owing by Publishing or Hollinger International to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any Collateral;

                  (j) the release or discharge of Publishing or Hollinger International or of any other Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of Hollinger International hereunder;

                  (k) any change in the name, business, capital structure or governing instrument of Publishing or Hollinger International or any refinancing or restructuring of any of the Indenture Obligations;

                  (l) the sale of Publishing's or Hollinger International's business or any part thereof;

                  (m) subject to Section 14.14, any merger or consolidation, arrangement or reorganization of

         Publishing, Hollinger International, any Person resulting from the merger or consolidation of Publishing or Hollinger International with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of Publishing or Hollinger International;

                  (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of Publishing or its assets or any resulting discharge of any obligations of Publishing (whether voluntary or involuntary) or of Hollinger International or the loss of corporate existence;

                  (o) subject to Section 14.14, any arrangement or plan of reorganization affecting Publishing or Hollinger International;

                  (p) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, Publishing or Hollinger International; or

                  (q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of Publishing or any other obligor under the Securities, or of any Collateral, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, Hollinger International.

                  SECTION 14.04. Right to Demand Full Performance. In the event of any demand for payment or performance by the Trustee from Hollinger International hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations shall have been paid in full, and Hollinger International shall continue to be liable hereunder for any balance which may be owing to the Trustee (including the fees and expenses of its agent and counsel) or the Holders by Publishing under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and Hollinger International, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by Publishing or any part thereof.

                  SECTION 14.05. Waivers. (a) Hollinger International hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the nonperformance, nonpayment, or nonobservance on the part of Publishing of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon Publishing or Hollinger International with respect to the Indenture Obligations. Hollinger International hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. Hollinger International hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

                  (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against Publishing, Hollinger International hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                 (i) initiate or exhaust any rights, remedies or recourse against Publishing, Hollinger International or any other Person;

                (ii) value, realize upon, or dispose of any security of Publishing or any other Person held by the Trustee or the Holders; or

               (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from Hollinger International under this Guarantee.

                  SECTION 14.06. Hollinger International Remains Obligated in Event Publishing Is No Longer Obligated to Discharge Indenture Obligations. It is the express intention of the Trustee and Hollinger International that if for any reason Publishing has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by Publishing or if any of the Indenture Obligations owing by Publishing to the Trustee or the Holders becomes irrecoverable from Publishing by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of Hollinger International contained in this Article XIV shall nevertheless be binding upon Hollinger International, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by Publishing have been discharged, or such earlier time as Section
4.02 shall apply to the Securities and Hollinger International shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

                  SECTION 14.07. Waiver of Rights. Hollinger International agrees (to the extent permitted by law) that it hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, exoneration, contribution, indemnity or subrogation (whether contractual, under Section 509 of Title Eleven of the United States Code, under common law or otherwise) or any similar rights or "claims" (as such term is defined under Title Eleven of the United States Code), against Publishing or any Restricted Subsidiary arising from the existence of, or performance by, Hollinger International under this Guarantee.

                  SECTION 14.08. Guarantee Is in Addition to Other Security. This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by Publishing and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of Hollinger International any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

                  SECTION 14.09. Release of Security Interests. Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, Hollinger International hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of Hollinger International hereunder, shall not be affected by any and all releases for any purpose of any Collateral, if any, from the Liens and security interests created by any document relating thereto and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of Publishing or otherwise, all as though such payment had not been made.

                  SECTION 14.10. No Bar to Further Actions. Except as provided by law, no action or proceeding brought or instituted under Article XIV and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article XIV and this Guarantee by reason of any further default or defaults under Article XIV and this Guarantee or in the payment of any of the Indenture Obligations owing by Publishing.

                  SECTION 14.11. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies. (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article XIV and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

                  (b) Nothing contained in this Article XIV shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article V or to pursue any rights or remedies hereunder or under applicable law.

                  SECTION 14.12. Trustee's Duties; Notice to Trustee. (a) Any provision in this Article XIV or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of Hollinger International, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture.

                  (b) The Trustee shall not be required to inquire into the existence, powers or capacities of Publishing, Hollinger International or the officers, directors or agents acting or purporting to act on their respective behalf.

                  (c) Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from Hollinger International; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Responsible Officer of the Trustee shall not have received any such notice from Hollinger International at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Responsible Officer of the Trustee shall have received an Officers' Certificate to such effect.

                  (d) In the case at any time any Paying Agent other than the Trustee shall have been appointed by Publishing and be then acting hereunder, the term "Trustee" as used in this Article XIV shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIV in addition to or in place of the Trustee; provided, however, that this Section 14.12 shall not apply to Publishing or any Affiliate of Publishing if Publishing or such Affiliate acts as Paying Agent.

                  SECTION 14.13. Successors and Assigns. All terms, agreements and conditions of this Article XIV shall extend to and be binding upon Hollinger International and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that Hollinger International may not assign any of its rights or obligations hereunder other than in accordance with Article VIII.

                  SECTION 14.14. Release of Guarantee. Concurrently with the payment in full of all of the Indenture Obligations, Hollinger International shall be released from and relieved of its obligations under this Article XIV. Upon the delivery by Publishing to the Trustee of an Officer's Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by Publishing in accordance with the provisions of this

Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of Hollinger International from its obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of Hollinger International under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and Hollinger International shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

                  This Guarantee shall terminate (a) upon a merger or consolidation of Hollinger International with Publishing, in accordance with
Article VIII or (b) if after giving effect to a transaction or transactions permitted to be consummated pursuant to Article VIII, Hollinger International no longer owns any Capital Stock of Publishing.

                  SECTION 14.15. Execution of Guarantee. To evidence the Guarantee, Hollinger International hereby agrees to execute a guarantee substantially in the form set forth in Section 2.05, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of Hollinger International by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                  SECTION 14.16. Guarantee Subordinate to Senior Guarantor Indebtedness. Hollinger International covenants and agrees, and each Holder of a security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, this Guarantee is hereby made subordinate and subject in right of payment as provided in this Article to the prior payment in full, in cash or Cash Equivalents of all Senior Guarantor Indebtedness; provided, however, that the Indebtedness represented by this Guarantee in all respects shall rank equally with, or prior to, all existing and future unsecured Indebtedness of Hollinger International that is subordinated to Senior Guarantor Indebtedness.

                  This Article XIV shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Guarantor Indebtedness; and such provisions are made for the benefit of the holders of Senior Guarantor Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

                  SECTION 14.17. Payment Over of Proceeds Upon Dissolution of Hollinger International, etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Hollinger International or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of Hollinger International, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of Hollinger International, then and in any such event:

                  (1) the holders of Senior Guarantor Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all amounts due on or in respect of all Senior Guarantor Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Guarantor Junior Securities) on account of principal of, premium, if any, or interest on the Securities (including any payment or other distribution which may be received from the holders of Subordinated Guarantor Indebtedness as a result of any payment on such Subordinated Guarantor Indebtedness); and

                  (2) any payment or distribution of assets of Publishing of any kind or character, whether in cash, property or securities (excluding Permitted Junior Guarantor Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Guarantor Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Guarantor Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Guarantor Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or in any other form acceptable to the requisite holders of Designated Senior Guarantor Indebtedness, of all Senior Guarantor Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Guarantor Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of Publishing of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Securities before all Senior Guarantor Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Guarantor Junior Securities) (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Publishing for application to the payment of all Senior Guarantor Indebtedness remaining unpaid, to the extent necessary to pay all Senior Guarantor Indebtedness in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to or for the holders of Senior Guarantor Indebtedness and until so paid shall be held in trust for the benefit of the holders of Senior Guarantor Indebtedness.

                  The consolidation of Hollinger International with, or the merger of Hollinger International with or into, another Person or the liquidation or dissolution of Hollinger International following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Hollinger International for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article VIII.

                  SECTION 14.18. Default on Senior Guarantor Indebtedness. (a) Upon the maturity of any Senior Guarantor Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full in cash or Cash Equivalents or such payment duly provided for before any payment is made by Hollinger International or any Person acting on behalf of Hollinger International in respect of the Securities.

                  (b) No payment (excluding payments in the form of Permitted Guarantor Junior Securities) shall be made by Hollinger International in respect of the Securities by Hollinger International during the period in which
Section 14.17 shall be applicable, during any suspension of payments in effect under Section 12.03(a) of this Indenture or during any Payment Blockage Period in effect under Section 12.03(b) of this Indenture.

                  (c) In the event that, notwithstanding the foregoing, Hollinger International shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the representatives of Senior Guarantor Indebtedness or as a court of competent jurisdiction shall direct and until so paid shall be held in trust for the benefit of the holders of Senior Indebtedness.

                  SECTION 14.19. Payment Permitted by Hollinger International if No Default. Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent Hollinger International, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Publishing referred to in Section 14.17 or under the conditions described in Section 14.18, from making payments at any time of principal of, premium, if any, or interest on the Securities.

                  SECTION 14.20. Subrogation to Rights of Holders of Senior Guarantor Indebtedness. Subject to the payment in full of all Senior Guarantor Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Guarantor Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Guarantor Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Guarantor Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Guarantor Indebtedness by Holders of the Securities or the Trustee, shall, as among Hollinger International, its creditors other than holders of Senior Guarantor Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by Hollinger International to or on account of the Senior Guarantor Indebtedness.

                  SECTION 14.21. Provisions Solely to Define Relative Rights. The provisions of Sections 14.16 through 14.29 of this Indenture are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Guarantor Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among Hollinger International, its creditors other than holders of Senior Guarantor Indebtedness and the Holders of the Securities, the obligation of Hollinger International, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against Hollinger International of the Holders of the Securities and creditors of Hollinger International other than the holders of Senior Guarantor Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Guarantor Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Hollinger International referred to in Section 14.17, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 14.18, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 14.18(c).

                  SECTION 14.22. Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Hollinger International whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of Hollinger International owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of Senior Guarantor Indebtedness, and their agents, trustees or other representative are authorized to do so on behalf of the Holders.

                  SECTION 14.23. No Waiver of Subordination Provisions. (a) No right of any present or future holder of any Senior Guarantor Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Publishing or by any act or failure to act by any such holder, or by any noncompliance by Hollinger International with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of Subsection (a) of this Section, the holders of Senior Guarantor Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Guarantor Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Guarantor Indebtedness or any instrument evidencing the same or any agreement under which Senior Guarantor Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Guarantor Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Guarantor Indebtedness; and (4) exercise or refrain from exercising any rights against Hollinger International and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with provisions described under "Events of Default" and as set forth pursuant to Article V in this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

                  SECTION 14.24. Notice to Trustee by Hollinger International.
(a) Hollinger International shall give prompt written notice to the Trustee of any fact known to Hollinger International which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from Hollinger International or a holder of Senior Guarantor Indebtedness or from a Senior Guarantor Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Guarantor Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an officers' certificate to such effect.

                  (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and Hollinger International by a Person representing himself to be a Senior Guarantor Representative or a holder of Senior Guarantor Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Guarantor Representative or a holder of Senior Guarantor Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to Publishing shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Guarantor Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Guarantor Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 14.25. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of Hollinger International referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Guarantor Indebtedness and other indebtedness of Hollinger International, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

                  SECTION 14.26. Rights of Trustee as a Holder of Senior Guarantor Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Guarantor Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Guarantor Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions in this Indenture regarding compensation and indemnification of the Trustee.

                  SECTION 14.27. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by Publishing and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.26 shall not apply to Publishing or any Affiliate of Publishing if it or such Affiliate acts as Paying Agent.

                  SECTION 14.28. No Suspension of Remedies. Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article V of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Guarantor Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                  SECTION 14.29. Trustee's Relation to Senior Guarantor Indebtedness. With respect to the holders of Senior Guarantor Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Guarantor Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Guarantor Indebtedness and the Trustee shall not be liable to any holder of Senior Guarantor Indebtedness if it shall mistakenly in the absence of gross negligence or wilful misconduct pay over or deliver to Holders, Publishing or any other Person moneys or assets to which any holder of Senior Guarantor Indebtedness shall be entitled by virtue of this Article or otherwise.

                                    * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     HOLLINGER INTERNATIONAL
                                     PUBLISHING INC.

                                     by  ________________________________
                                         Name:
                                         Title:

Attest:  _________________________
         Name:
         Title:

                                     HOLLINGER INTERNATIONAL INC.,
                                     solely in its capacity as
                                     Guarantor

                                     by  __________________________________
                                         Name:
                                         Title:

Attest:  _________________________
         Name:
         Title:

                                     FLEET NATIONAL BANK

                                     by  ___________________________________
                                         Name:
                                         Title: